CONVERTIBLE LOAN AND SECURITY AGREEMENT

                                     between

                            COVOL TECHNOLOGIES, INC.

                                       and

                       PACIFICORP FINANCIAL SERVICES, INC.

                           Dated as of March 20, 1997



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS...................................................................... 1


ARTICLE I - DEFINITIONS............. ......................................... 1

    SECTION 1.01.  Certain Defined Terms...................................... 1
    SECTION 1.02.  Accounting Terms...........................................10
    SECTION 1.03.  Other Terms................................................10


ARTICLE II - THE INDEBTEDNESS.................................................11

    SECTION 2.01.  The Commitment and the Term loans; Note....................11
    SECTION 2.02.  Repayment..................................................13
    SECTION 2.03.  Payments and Computations..................................13
    SECTION 2.04.  Taxes.... .................................................14
    SECTION 2.05.  Late Payments..............................................15


ARTICLE III - ACKNOWLEDGMENT AND CREATION OF SECURITY
         INTEREST.............................................................16

    SECTION 3.01.  Acknowledgment and Creation of
                     Security Interest........................................16
    SECTION 3.02.  Duty of Care...............................................16
    SECTION 3.03.  Release of Liens and Security
                     Interests................................................16

    SECTION 3.04.  Continuation of Liens and Security.........................17
    SECTION 3.05.  Insurance Proceeds.........................................17


ARTICLE IV - REPRESENTATIONS AND WARRANTIES...................................18

    SECTION 4.01.  Corporation in Good Standing...............................18
    SECTION 4.02.  Due Authorization..........................................18
    SECTION 4.03.  Pending and Threatened Actions.............................18
    SECTION 4.04.  Disclosure.................................................18
    SECTION 4.05.  Valid and Binding Obligations..............................19
    SECTION 4.06.  Payment of Taxes...........................................19
    SECTION 4.07.  Title to Collateral and Liens..............................19
    SECTION 4.08.  Defaults...................................................19
    SECTION 4.09.  Permits.. .................................................19
    SECTION 4.10.  Principal Place of Business:
                     Jurisdictions Where Doing Business:
                     Fiscal Year..............................................19
    SECTION 4.11.  ERISA.... .................................................20
    SECTION 4.12.  Subordination..............................................20

    SECTION 4.13   Government Approval........................................20
    SECTION 4.14   Securities and Exchange Act;
                     Investment Company Act...................................20
    SECTION 4.15   Regulation U...............................................20
    SECTION 4.16   Strikes, Etc...............................................20
    SECTION 4.17   Adverse Agreements.........................................20
    SECTION 4.18   Trade Names and Intellectual Property......................21
    SECTION 4.19   Location of Collateral.....................................21
    SECTION 4.20   Possession of Collateral...................................21
    SECTION 4.21   Validity and Priority of Security
                     Interests................................................21
    SECTION 4.22   Accounts ..................................................21
    SECTION 4.23   Agreements with Related Persons............................21


ARTICLE V - COVENANTS OF BORROWERS............................................22

    SECTION 5.01.  Affirmative Covenants......................................22
    SECTION 5.02.  Negative Covenants.........................................27
    SECTION 5.03.  Collateral.................................................30

ARTICLE VI - DEFAULT................ .........................................32

    SECTION 6.01.  Events of Default..........................................32


ARTICLE VII - RIGHTS, POWERS AND REMEDIES UPON DEFAULT........................35

    SECTION 7.01.  Remedies...................................................35
    SECTION 7.02.  Protection and Preservation of
                     Collateral and Rights;
                     Protective Advances......................................37
    SECTION 7.03.  Election...................................................37
    SECTION 7.04.  Waiver... .................................................37
    SECTION 7.05.  Power of Attorney..........................................38
    SECTION 7.06.  Entry Upon Premises........................................38
    SECTION 7.07.  Notification of Customers..................................39
    SECTION 7.08.  Failure to Pay.............................................39
    SECTION 7.09.  Application of Collateral Proceeds.........................39
    SECTION 7.10.  Enforcement of Borrower's Rights...........................39
    SECTION 7.11.  Exercise of Remedies.......................................40
    SECTION 7.12.  Equitable Remedies.........................................40


ARTICLE XIII GENERAL PROVISIONS...............................................40

    SECTION 8.01.  Survival of Terms..........................................40
    SECTION 8.02.  Presentment................................................41
    SECTION 8.03.  Successors and Assigns.....................................41
    SECTION 8.04.  Number... .................................................41


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

    SECTION 8.05.  Governing Law..............................................41
    SECTION 8.06.  Notices and Addresses; Payments............................42
    SECTION 8.07.  Severability; Independence of Covenants....................42
    SECTION 8.08.  Time..... .................................................42
    SECTION 8.09.  Necessity of Writing.......................................42
    SECTION 8.10.  Integration................................................43
    SECTION 8.11.  Captions...................................................43
    SECTION 8.12.  Lender's Expenses and Attorneys' Fees......................43
    SECTION 8.13.  Indemnification............................................44
    SECTION 8.14.  Agreement Governs..........................................45
    SECTION 8.15.  Third Party Beneficiaries..................................45
    SECTION 8.16.  Jurisdiction...............................................45
    SECTION 8.17.  Consent to Loan Participation..............................43
    SECTION 8.18.  Waiver of Jury Trial.......................................46
    SECTION 8.19.  Execution in Counterparts..................................47


ARTICLE IX - ENVIRONMENTAL PROVISIONS.........................................47

    SECTION 9.01.  Definitions................................................47
    SECTION 9.02.  Representations and Warranties.............................48
    SECTION 9.03.  Covenants..................................................48
    SECTION 9.04.  Borrower's Remedial Work...................................49
    SECTION 9.05.  Indemnity..................................................50
    SECTION 9.06.  Remedies Upon Default......................................51
    SECTION 9.07.  Continuing Obligations.....................................52
    SECTION 9.08.  Other Laws.................................................52
    SECTION 9.09.  Security Interest..........................................52


ARTICLE X - CONVERSION RIGHTS.................................................52

    SECTION 10.01. Conversion.................................................52
    SECTION 10.02. Mechanics of Conversion....................................53
    SECTION 10.03. Current Conversion Price...................................54
    SECTION 10.04. Adjustment of Conversion Price.............................55
    SECTION 10.05. Issuer's Consolidation or Merger...........................61
    SECTION 10.06. Notice to Lender...........................................62

Exhibit l.01.TN - Note
Exhibit 5.01.R - Opinion of Counsel

                     CONVERTIBLE LOAN AND SECURITY AGREEMENT


     THIS CONVERTIBLE LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of March 20, 1997, by and between COVOL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and PACIFICORP FINANCIAL SERVICES, INC., an Oregon corporation ("Lender").


                                    RECITALS

     Borrower desires to borrow up to $5,000,000 (i) to complete construction by Borrower of the coal briquetting facility to be located in Birmingham, Alabama, known as Alabama Synfuel #1 Ltd. (the "Alabama Project"), (ii) to finance the acquisition by Borrower for the benefit of the Alabama Project of up to 100,000 tons of coal fines to be stored at the Port Hodder site, (iii) for funding of net working capital needs of the Alabama Project, as approved by Lender, (iv) to finance the development and construction of a wash plant for coal fines, at a location, price and with specifications approved by Lender, and (v) other uses by Borrower, as approved by the Lender in its sole discretion. In addition, the parties wish to provide that Lender may elect to convert all or any portion of the then outstanding principal and interest owing under this Agreement into shares of common stock, par value $.001 per share ("Borrower Common Stock"), of Borrower. Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the mutual covenants and agreements exchanged herein, Borrower and Lender agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (which meanings shall be equally applicable to both the singular and plural forms of the terms defined):

          "Account" shall have the meaning given to that term in the Code.

          "Account Debtor" means any Person who is obligated on an Account.

          "Accounts Payable" means the accounts payable of Borrower.

          "Additional Common Stock" is defined in Section 10.04.C.

          "Alabama Project" is defined in the Recitals.

          "Alabama  Project  Purchase   Agreement"  means  the  Alabama  Project
Purchase Agreement, dated as of the date hereof, between Borrower and Alabama Synfuel #1 Ltd., and Birmingham Syn Fuel, L.L.C.

          "Attorneys' Fees" means the reasonable fees (and all costs and expenses related thereto) for the services of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Lender from time to time
(i) in connection with or arising out of any bankruptcy case, receivership proceeding, or similar proceeding involving Borrower; (ii) to commence, defend or intervene in any court proceeding (whether at the trial or appellate level) or arbitration proceeding, or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any case, suit or proceeding (bankruptcy or otherwise) relating to the Transaction Documents, the Collateral, the Obligations, or any other agreement, document or instrument in any way relating to the Transaction Documents or the relationship between Borrower and Lender; (iii) after the occurrence and during the continuance of a Default or Event of Default, to advise Lender with respect to the Transaction Documents or any other agreement, document or instrument in any way relating thereto or the relationship between Borrower and Lender; (iv) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral and any other property, rights or interests owned or held by Lender to secure the payment and performance of the Obligations, to enforce or to attempt to enforce any security interest in any of the Collateral and any other property, rights or interests owned or held by Lender to secure the payment and performance of the Obligations, or to give any advice with respect to such enforcement; and (v) to enforce any of Lender's rights to collect any of the Obligations.

          "Borrower Common Stock" is defined in the Recitals.

          "Business Day" means any day other than a Saturday, a Sunday, a public or bank holiday under the laws of the State of Utah.

          "Cash and Cash Equivalents" means the aggregate amount of (i) cash on hand, (ii) Dollar demand deposits maintained in the United States with any federally insured or state chartered financial institution, (iii) Dollar time deposits maintained in the United States with, or certificatesof deposit issued by, any federally insured or state chartered financial institution, (iv) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less, and (v) readily marketable commercial paper having a maturity of one year or less, issued by any corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

          "Code" means the Uniform Commercial Code as enacted in the State of Utah.

          "Collateral" means (a) all personal property assets of Borrower used or useful in connection with the Alabama Project, whether now existing or hereafter acquired or arising, and wherever located, tangible or intangible, including:

           (i) All Equipment used or useful in connection with the Alabama Project;

           (ii) All Inventory produced by, and used or useful in connection with, the Alabama Project;

           (iii)  All  Computer   Hardware  and   Software  used  or  useful  in
connection with the Alabama Project;

           (iv) All Accounts, contract rights, notes receivable, chattel paper, instruments, Intangibles, Cash and Cash Equivalents, stock and other equity securities, tax refunds and tax refund claims, trademarks, service marks, trade styles, trade names, copyrights, patents and other intellectual property of Borrower used or useful in connection with the Alabama Project, all depository accounts or deposits by Borrower in connection with the Alabama Project with any Person, documents, documents of title, and other property rights of any kind used or useful in connection with the Alabama Project, whether now or hereafter existing, wherever located, together with all rights now or hereafter existing in and to all security agreements, leases of personal property, leases of real property, and other contracts securing or otherwise relating to any such Accounts, contract rights, notes receivable, chattel paper, instruments, Intangibles, Cash and Cash Equivalents, stock and other equity securities, tax refunds and tax refund claims, trademarks, service marks, trade styles, trade names, copyrights, patents and other intellectual property of Borrower used or useful in connection with the Alabama Project;

               (v) All Proceeds and products of any and all of the foregoing property and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), and all claims, indemnities, warranties or guarantees, payable by reason of loss or damage to or otherwise with respect to any of the foregoing property, and all property of any type described above that is acquired with any cash proceeds of any of the foregoing property; and

(b) all interests of Borrower in the real property covered by the Collateral Assignment of Lease and all other real property assets of Borrower used or useful in connection with the Alabama Project, and all rents, income, issues and profits thereof.

          "Collateral Assignment of Lease" means a Collateral Assignment of Lease executed and delivered by Borrower and Lender, securing the Obligations hereunder, together with the Consent of Parker towing Company, Inc., in form and substance reasonably satisfactory to Lender.

          "Commitment" is defined in Section 2.01.A hereof.

          "Commitment Period" is defined in Section 2.01.A hereof.

          "Computer Hardware and Software" means all of Borrower's right, title and interest, now owned or hereafter acquired, in computer equipment and hardware including all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all model conversions, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, all intellectual property used by Borrower, at any time, in the operation of such computer equipment and hardware, including all software, all of Borrower's rights (to the extent assignable) under any licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, and renewal rights related to Borrower's use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which Borrower leases any computer equipment, hardware or software.

          "Construction Assignment Agreement" means a Collateral Assignment of Construction Agreement to be executed and delivered by Borrower, Alabama Synfuel #1, Ltd. and Lender, securing the Obligations hereunder, together with a Consent and Agreement executed and delivered by TIC The Industrial Company, in form and substance reasonably satisfactory to Lender.

          "Conversion" is defined in Section 10.01.B hereof.

          "Conversion Price" is defined in Section 10.03 hereof.

          "Current Conversion Price" is defined in Section 10.03 hereof.

          "Current Liabilities" means for Borrower, on a consolidated basis in accordance with GAAP, (i) all Debt which by its terms is payable on demand or matures within one year from the date of determination (excluding any Debt renewable or extendable, at the option of the debtor, to a date more than one year from such date or arising under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date) and (ii) all other items (including taxes accrued as estimated) which in accordance with GAAP would be included as current liabilities.

          "Debt" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (iv) liabilities in respect of unfunded vested benefits under any ERISA Plan, (v) all Guaranteed Indebtedness, and (vi) (to the extent not otherwise covered by clauses (i), (ii) or (iii) above) all Debt of the type referred to in clauses (i), (ii) or (iii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such debt.

          "Default" means the occurrence of an act, event or condition which would constitute an Event of Default under this Agreement but for the requirement that notice be given or time elapse or both.

          "Default Interest Rate" means, for any day, a rate per annum equal to the lesser of (a) the highest rate allowed by law, or (b) the sum of (i) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "prime rate", and (ii) five percent (5%) per annum.

          "Distributions on Common Stock" is defined in Section 10.04.B hereof.

          "Dollars" and the sign "$" each  means  lawful  money  of  the  United
States.

          "Early Termination Date" is defined in Section 2.01(D) hereof.

          "Employee Group" shall include any Person who was, has been or becomes an officer or director of Borrower at any time on or after the Effective Date. The Employee Group as of the date of this Agreement is identified on Schedule 1.01.EG attached hereto.

          "Environmental   Report"   means  the  Phase  I   Environmental   Site
Assessment, dated as of September 18, 1996, prepared by Lockwood Greene Technologies, Inc.

          "Equipment" means all equipment (as defined in the Code) of Borrower in all of its forms, wherever located, now or hereafter existing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Plan" means, for any Person, an employee benefit plan or other plan maintained for employees of such Person and covered by Title IV of ERISA.

          "Event of Default" is defined in Section 6.01 hereof.

          "GAAP" means generally accepted United States accounting principles consistently applied, as in effect from time to time.

          "Good  Faith"  means  honesty in fact in the  conduct  or  transaction
concerned,   without  regard  to  whether   standards   which  might  be  deemed
commercially reasonable have been observed.

          "Guaranteed Indebtedness" of any Person means all Debt referred to in clause (i), (ii) or (iii) of the definition of "Debt" in this Section 1.01 of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through agreement
(i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, or (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payments of such Debt or to assure the holder of such Debt against loss, or (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

          "Intangibles" means (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(ii) all unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to or investments in, any Related Person, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, (vii) any write-up in the book value of any asset resulting from a revaluation thereof, and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP.

          "Inventory" means all inventory (as defined in the Code) of Borrower, including without limitation all personal property held for sale, lease or demonstration, or to be furnished under contracts of sale or service, in all forms, wherever located, now or hereafter existing, including (i) all inventory, raw materials, work in process, finished goods, materials and supplies used or to be consumed in Borrower's business, and all additions and accessions to such property, (ii) goods in which Borrower has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by Borrower, and all accessions thereto and products thereof.

          "issuances" is defined in Section 10.04I hereof.

          "Letter Ruling" means a letter ruling from the Internal Revenue Service setting forth the specific terms of the proposed transaction and confirming to the satisfaction of Lender, among other things, (a) the availability and calculation of the credit available under Section 29 of the Internal Revenue Code of 1986, as amended (the "1986 Code"), (b) that the construction contract for the Alabama Project satisfies the requirements of the
Section 29 of the 1986 Code, and (c) that the allocation of the Section 29 Credits to the various members of the buyer is valid under the 1986 Code.

          "Lien" means any mortgage, pledge, lien, claim, charge, encumbrance, security interest, conditional sale or title retention agreement, easement, use restriction, covenant or reservation against or with respect to any of Borrower's property or interest in property.

          "Loan Documents" means this Agreement, the Note, the Security Documents, and any and all other documents executed pursuant hereto or thereto, or contemplated hereby or thereby (other than the Purchase Agreement Documents), as the same may be modified, extended, renewed, amended or replaced from time to time.

          "Material Adverse Change" means any material and adverse change in (a) Borrower's business, properties, condition (financial or otherwise), or operations or results thereof since the date of the most recent financial statement given to Lender with respect to Borrower, (b) Borrower's ability to pay and perform the Obligations, with respect to the development, construction or operation of the Alabama Project or (d) the Collateral, Lender's Liens on the Collateral or the priority of Lender's Liens on a material portion of the Collateral.

          "Note" means the promissory note of or about even date herewith executed by Borrower in the principal amount of the Term Loan, in substantially the form attached hereto as Exhibit l.01.TN, as the same may be amended, modified, renewed, extended, or replaced from time to time.

          "Obligations" means any and all indebtedness and other obligations of Borrower to Lender, both monetary and non-monetary, whether now existing or hereafter arising and however acquired, and whether arising under this Agreement, the Note, the other Transaction Documents or otherwise.

          "Other Taxes" is defined in Section 2.04.B hereof.

          "Permitted Liens" means:

               (i) Liens (but only to the extent not yet delinquent or (a) which are being contested in good faith by appropriate proceedings with reserves acceptable to Lender having been set aside and maintained and (b) with respect to tax liens on the Collateral, as to which Borrower shall have paid the undisputed amount) securing taxes, assessments or governmental charges or levies, or arising in connection with workers' compensation, unemployment insurance or social security obligations, or securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

               (ii) Attachment, judgment or similar liens arising in connection with court proceedings (a) which are discharged or stayed pending appeal within thirty (30) days of attachment or levy, and, if so stayed, the stay remains in effect or (b) payment of which is covered in full (subject only to customary and reasonable deductibles) by insurance or surety bonds;

               (iii) Liens in favor of Lender under the Loan Documents;

               (iv) Existing Liens disclosed on Schedule 1.01.PL attached hereto and Liens affecting real property interests consisting of (a) zoning regulations, (b) easements, (c) set-back lines, or (d) covenants, conditions or restrictions, now existing or hereafter arising, which do not in the aggregate have a material adverse effect on Borrower's use and enjoyment of such real property interests; and

               (v) The rights of Alabama Synfuel #1, Ltd. in the Alabama Project specifically set forth in Schedule 1.01.PL.


          "Person" means any natural person, corporation, limited liability company, partnership, sole proprietorship, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Port Hodder Site" means the 15 acre leased parcel operated by Port Hodder, Inc., located in the City of Birmingham, Alabama, fronting the Locust Fork of the Black Warrior River at river mile 399.0 and located at latitude
33.5876 and longitude 87.1048.

          "Proceeds" shall have the meaning given to that term in the Code and shall include whatever is received upon the sale, exchange, collection or other disposition of Collateral.

          "Purchase Agreement Documents" means the Alabama Project Purchase Agreement, and any and all other documents executed pursuant thereto, or contemplated thereby (other than the Loan Documents), as the same may be modified, extended, renewed, amended or replaced from time to time.

          "Receiver" means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

          "Related Person" means (i) any shareholder who owns or controls more than five percent (5%) of the voting securities of Borrower, (ii) any officer or director of Borrower, (iii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with or is related to, by blood or marriage, Borrower or any Person identified in clauses (i) or (ii), and
(iv) any member of the Employee Group and any Person who is related, by blood or marriage, to any member of the Employee Group.

          "Responsible Officer" means each of the Chief Executive Officers, President, each Vice President, the Treasurer, the Chief Financial Officer and the Chief Accounting Officer of Borrower, or any other Person, howsoever designated, performing substantially similar roles for Borrower.

          "SEC Filings" means: Borrower's Registration Statement on Form 10/A Amendment No. 2; and Borrower's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, and any subsequent filing made by Borrower with the Securities and Exchange Commissioner.

          "Security Documents" means this Agreement, the Collateral Assignment of Lease, the Construction Assignment Agreement and any financing statements or other documents or agreements reasonably requested by Lender to secure the Obligations hereunder.

          "Shares" is defined in Section 10.01.A hereof.

          "Taxes" is defined in Section 2.04.A hereof.

          "Termination Date" means the first anniversary of the date hereof.

          "Term Loans" is defined in Section 2.01.A.

          "Transaction Documents" means this Agreement, the Loan Documents and the Purchase Agreement Documents.

     SECTION 1.02. Accounting Terms. Any accounting term used in this Agreement which is not specifically defined herein shall have the meaning customarily given to it under GAAP as consistently applied by Borrower as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and
(iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time.

     SECTION 1.03. Other Terms. All other terms contained in this Agreement which are not defined herein shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent such terms are defined therein.

                                   ARTICLE II
                                THE INDEBTEDNESS

     SECTION 2.01. The Commitment and the Term Loans; the Note.

          A. Subject to the terms and conditions hereof, during the period up to but not including September 30, 1997 (the "Commitment Period"), Lender shall make loans to the Borrower in such amounts as Borrower may from time to time request ("Term Loans") but not exceeding in aggregate principal amount at any one time outstanding $5,000,000 (the "Commitment"); provided, however, that, prior to obtaining a satisfactory Letter Ruling, Lender shall not be obligated to make Term Loans in an aggregate amount exceeding $1,900,000 provided, further, that any amounts drawn under any letters of credit arranged by Lender or any or its Affiliates for the purposes described in Section 2.01.B below shall be deemed "Term Loans" for the purposes of this Section 2.01.A; provided further; that any payments with respect to the Construction Contract (as defined in the Alabama Project Purchase Agreement) shall be paid directly by Lender to the Contractor and shall be deemed "Term Loans" for the purposes of this Section 2.01.A.

          B. The Term Loans shall be available in the following amounts and for the following purposes: (i) up to $25,000 to repay the Demand Promissory Note, dated as of February 24, 1997, of Borrower in favor of Lender, (ii) up to $100,000 to be used as a "good faith" deposit pursuant to the Amended and Restated Supply Agreement, dated as of the date hereof, (iii) up to $3,200,000 to complete construction by Borrower of the Alabama Project, (iv) up to $1,640,000 to finance the acquisition by Borrower for the benefit of the Alabama Project of up to 60,000 tons of coal fines to be stored at the Port Hodder Site, and (v) up to an amount equal to $5,000,000 minus such amounts as are borrowed pursuant to clauses (i) and (iv) above, to fund the net working capital needs of the plant operations of the Alabama Project; provided, however, that the determination of the amount of such net working capital needs shall be subject to the approval of Lender in its sole discretion; provided, further, that any amounts available to be drawn under any letters of credit arranged by Lender or any of its Affiliates for the purposes described in this Section 2.01.B shall not be available to be drawn as Term Loans hereunder.

          C. Term Loans shall be made upon the written request of Borrower against invoices for the purposes contemplated in paragraph B above; provided, however, except in connection with Term Loans pursuant to clauses (i) and (ii) of Section 2.01.B above, the Lender shall have no obligation to make any Term Loan hereunder until completion of each of the following: (i) delivery of the opinions of counsel of Ballard Spahr Andrews & Ingersoll and Lange, Simpson Robinson & Somerville, in substantially the forms attached hereto as Exhibit 5.01.R, (ii) execution and delivery of a Lease and Lease Option between Borrower and Parker Towing Company, Inc., in form and substance reasonably satisfactory to Lender, (iii) delivery of a certificate of an executive officer of the Borrower certifying that (a) the representations and warranties of the Borrower and Alabama Synfuel #1 Ltd. in each of the Transaction Documents are true and complete on and as of the date of such certification as though such representations and warranties were made on and as of the date of such certificate, and (b) each of Borrower and Alabama Synfuel #1 Ltd. is in compliance with the terms of each of the Transaction Documents and no event of default has occurred under any of the Transaction Documents, (iv) delivery to Lender of evidence of the release of the lien of AJG Financial Services, Inc. on the apron drying oven being manufactured by National Dryer Company for use in the Alabama project, (v) execution and delivery of any Transaction Documents not previously delivered to Lender, including the Security Documents, (vi) receipt of confirmation of filing of the Security Documents in the respective jurisdictions identified by Lender, and (vii) delivery of a certificate of insurance by Borrower in form and substance reasonably satisfactory to Lender.

          D. Subject to Section 10.01 hereof, at any time prior to the termination of the Commitment Period, by written notice to Lender no later than 11:00 A.M. Portland, Oregon time sixty (60) days prior to such termination (such period from and after notice to the termination, the "Early Termination Period"), Borrower may permanently terminate the Commitment. Such notice shall be in writing or by telephonic communication confirmed by telecopy or other facsimile transmission on the same day as such notice.

          E. Lender may terminate the Commitment to make further Term Loans at any time Lender determines (in the case of clause (ii), in its sole discretion, and in the case of each of clause (i), in its reasonable discretion) that (i) a favorable Letter Ruling will not be obtained, or (ii) an Event of Default has occurred and is continuing under any of the Transaction Documents.

          F. In the  event  that no Term  Loans  have  been  made  prior  to the
termination  of  the  Commitment  Period  (and  no  simultaneous   advances  and
conversions contemplated under Article X hereof shall have been made prior to such time), this Agreement shall automatically terminate as of the end of the Commitment Period.

     SECTION 2.02. Repayment.

          A. Obligation to Repay. Subject to Section 10.01 hereof, Borrower shall repay the principal amount of the Term Loan, together with interest thereon, in accordance with the terms of this Agreement and the Note. Except where the time for payment has been set forth in this Section 2.02 or in the Note, Borrower shall pay all Obligations to Lender immediately upon demand.

          B. Repayment of Protective Advances. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, until those amounts which from time to time shall be payable by Borrower pursuant to the provisions of Section 7.02 hereof ("Protective Advances") shall have been paid in full, any and all sums (i) paid by Borrower to Lender, or (ii) otherwise received by Lender for application to payment of any Obligations, may, at Lender's option, be applied (in lieu of any other application thereof) to pay Protective Advances.

          C. Prepayments.

               (i) Optional Prepayments. Subject to Section 10.01 hereof, by written notice to Lender no later than 11:00 A.M. Portland, Oregon time, sixty
(60) days prior to such prepayment, Borrower may prepay, at any time without premium or penalty, all Obligations outstanding under the Note.

               (ii) Termination of Commitment.  Subject to Section 10.01 hereof,
prepayment   under  this  Section  2.02.C  shall  cause  the  Commitment  to  be immediately and automatically terminated.

     SECTION 2.03. Payments and Computations.

          A. Borrower shall make each payment hereunder and under the Note not later than 12:30 p.m. (Portland, Oregon time) on the day when due in U.S. Dollars to Lender at the address for payments set forth in Section 8.06 hereof in same day funds, and any funds received after that hour shall be deemed to have been received by Lender on the next succeeding Business Day. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

          B. Lender shall record in its records, or at its option on a schedule attached to the Note, the date and amount of each repayment of the Term Loan. The aggregate unpaid principal amount so recorded shall be presumed to be correct and binding on Borrower absent manifest error. The failure to so record any such amount, or any error in so recording any such amount, shall not, however, limit or otherwise affect Borrower's obligations hereunder or under the Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

     SECTION 2.04. Taxes.

          A. Any and all payments by Borrower hereunder or under the Note shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, penalties and interest with respect thereto, excluding, in the case of Lender, (x) withholding taxes that are creditable against taxes payable by Lender, (y) periodic taxes upon or with respect to the value of the interest of Lender in the Note or this Agreement, and (z) taxes imposed on or measured by Lender's income or receipts and franchise and doing business taxes imposed on Lender (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, liabilities, penalties and interest being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          B. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under any of the Transaction Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Transaction Documents, excluding, in the case of Lender, (x) taxes, charges and similar levies imposed as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Note or this Agreement and (y) taxes imposed on or measured by its income or receipts and franchise and doing business taxes imposed on it (all such non-excluded taxes, charges and levies being hereinafter referred to as "Other Taxes").

          C. Borrower shall, within thirty (30) days from the date Lender makes written demand therefor, indemnify Lender for the full amount of Taxes or Other Taxes to the extent such taxes are either due and payable or have been paid by Lender.

          D. Within thirty (30) days after the date of any payment of Taxes, Borrower will furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

          E. The provisions of Sections 2.04.A and 2.04.B hereof shall not extend to any of the following:

               (i) Taxes or Other Taxes imposed on Lender as a result of a voluntary or involuntary transfer or disposition of all or any portion of its equitable or legal interest in the Note or this Agreement;

               (ii) Taxes or Other Taxes imposed on Lender to the extent such Taxes or Other Taxes result from the failure of Lender to accurately prepare and file timely and properly any return or form, certificate or other document; or

               (iii) Taxes or Other Taxes imposed on Lender by any jurisdiction as a result of activities or presence in such jurisdiction unrelated to the transactions contemplated by this Agreement and agreements contemplated hereby.

          F. In the event that Lender transfers or assigns any of its rights, interest or obligations under the Note or this Agreement, Borrower's obligations under this Section 2.04 shall in no case exceed the amount of Borrower's obligations had said rights, interest or obligations not been transferred or assigned.

     SECTION 2.05. Late Payments. If any sums owing by Borrower to Lender, whether principal, interest or otherwise, are not paid on the due date (whether as a result of scheduled maturity, acceleration or demand), after giving effect to any applicable grace period, then (i) Borrower shall pay to Lender a late charge equal to five percent (5%) of such sum(s) and (ii) the interest rate payable under the Note shall be increased to the Default Interest Rate until such unpaid sum(s) are paid to Lender. Borrower acknowledges that the actual expenses incurred by Lender in attending to late payments and the cost of the loss of use of funds are difficult to ascertain, and agree that the late charge and the increase in the rate of interest as set forth above together constitute a reasonable estimate of these additional losses, expenses and costs to Lender resulting from such late payments.


                                   ARTICLE III


                           ACKNOWLEDGMENT AND CREATION
                              OF SECURITY INTEREST

     SECTION 3.01. Acknowledgment and Creation of Security Interest. To secure payment and performance of the Obligations, Borrower hereby assigns, transfers and grants to Lender a continuing first priority security interest in and lien on all of the Collateral (subject only to the Permitted Liens). Borrower further acknowledges and agrees that the Obligations are secured by security interests in and liens upon all of the Collateral in accordance with the provisions set forth herein and in the other Loan Documents.

     SECTION 3.02. Duty of Care. Lender shall have no duty of care with respect to the Collateral, except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property, or if Lender takes such action with respect to the Collateral as Borrower shall request in writing, provided, that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody.

     SECTION 3.03. Release of Liens and Security Interests.

          A. Except as expressly required by the terms of this Agreement or applicable law, Lender shall not be obligated to release its liens and security interests in any portion of the Collateral so long as any Obligations remain outstanding; provided, however, that any release by Lender of its liens and security interests in any portion of the Collateral shall apply only to such of the Collateral as is specifically described in the release given by Lender and shall not in any way constitute a release by Lender of its liens and security interests in the Proceeds, products or accessions of such Collateral in existence at the time of such release or of any other Collateral.

          B. So long as no Default or Event of Default has occurred and is continuing or would, as a result of or after giving effect to the sale, exist or be continuing, (i) Borrower may, in the ordinary course of business, sell to third parties synthetic coal products; and (ii) Borrower may, in the ordinary course of business, sell or otherwise dispose of obsolete or excess Equipment used or useful in connection with the Alabama Project of an aggregate value not exceeding Five Thousand Dollars ($5,000) during the term of hereof, and Lender shall, if requested by Borrower, release its security interest in and Lien upon such Equipment.

          C. Lender shall release its liens and security interest in the Collateral upon the first of the following to occur: (i) the termination of the Commitments and the satisfaction in full of all Obligations under the Loan Documents; (ii) the closing of the purchase by Birmingham Syn Fuel, L.L.C. of the Alabama Project pursuant to the Alabama Project Purchase Agreement, or (iii) the conversion of all of the outstanding Term Loans and Commitments into Shares pursuant to Article X hereof.

     SECTION 3.04. Continuation of Liens and Security Interests. All of Lender's rights with respect to the liens and security interests hereunder and under the other Security Documents shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof and thereof, notwithstanding the release or substitution of any Collateral at any time(s), or of any rights or interests therein, or any delay, extension of time, renewal, compromise, accommodation or other indulgence granted by Lender with respect to Borrower, any other Person or any of the Obligations, or any promissory note, draft, bill of exchange or other instrument given in connection therewith.

     SECTION 3.05. Insurance Proceeds. Proceeds of any insurance on the Collateral shall be paid directly to Lender pursuant to the Lender's loss payable endorsement to Borrower's casualty insurance policies. Lender may deal directly with the insurance company to adjust or settle the loss: So long as (i) no Default or Event of Default has occurred and is continuing; and (ii) the proceeds from insurance and, if needed, additional funds provided by Borrower are, in the reasonable judgment of Lender, sufficient, Borrower may require the proceeds be used to rebuild, repair or replace any damaged Collateral. Borrower shall obtain the prior written consent of Lender to the method of such rebuild, repair and/or replacement, including, if necessary, approval to any changes to the plans and specifications approved under the Alabama Project Purchase Agreement, which approval shall not be unreasonably withheld. Lender shall respond to any written request for approval from Borrower within ten (10) BusinessDays of receipt thereof, indicating approval or setting forth the reasons for disapproval, as applicable.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Subject to the specific exceptions set forth in the Schedules referenced in this Article IV, Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and remain in full force and effect until Borrower has satisfied and discharged all Obligations under the Loan Documents. The representations and warranties shall be deemed repeated as of the date of each advance of a Term Loan; provided, however, that from and after the closing of the transfer of the Alabama Project pursuant to the Alabama Project Purchase Agreement, the representations and warranties contained in Sections 4.07, 4.08 (in so far as it relates to Collateral) and 4.19-4.22 shall not be brought down.

     SECTION 4.01. Corporation in Good Standing. Borrower has complied in all material respects with all laws necessary to conduct its business as presently conducted and Borrower is a corporation (i) duly organized, validly existing and in good standing in Delaware, (ii) in good standing and qualified to do business in the jurisdiction where such Borrower's principal place of business is located and (iii) in good standing and qualified to do business in all other jurisdictions to the extent necessary for Borrower to conduct its business as presently conducted in such jurisdictions.

     SECTION 4.02. Due Authorization. Borrower has the authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver and perform this Agreement and the transactions contemplated hereby. Such execution, delivery and performance will not contravene or constitute a default under or result in or require the creation of a lien, security interest, or other charge or encumbrance upon any assets of Borrower (except the liens created by this Agreement or the other Loan Documents in favor of Lender) pursuant to any applicable law or regulation, any charter document of Borrower, or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Borrower.

     SECTION 4.03. Pending and Threatened Actions. There is no action, suit or proceeding pending or, to the best of Borrower's knowledge after due inquiry, threatened against Borrower where an adverse result could cause a Material Adverse Change, other than as set forth on Schedule 4.03 hereto.

     SECTION 4.04. Disclosure. No written statement made by Borrower to Lender in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make such statement accurate.

     SECTION 4.05.  Valid and  Binding  Obligations.  All  of   the  Transaction
Documents are valid and binding obligations of Borrower, fully enforceable in accordance with their respective terms.

     SECTION 4.06. Payment of Taxes. All tax returns and reports of Borrower required to be filed have been timely filed, and all taxes, assessments, fees, interest, penalties and other governmental charges upon Borrower and its properties, assets, income and franchises which are due and payable have been paid when due and payable except where such taxes, assessments, fees, interest, penalties or other governmental charges are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and where reserves or other appropriate provisions, if any, as required in accordance with GAAP, have been made and are being maintained therefor.

     SECTION 4.07. Title to Collateral and Liens. Borrower has good and marketable title to all of the Collateral and, except for the Permitted Liens, all of the Collateral is free of any and all liens, charges, security interests, encumbrances and adverse claims.

     SECTION 4.08. Defaults. There are (i) no defaults in the payment of any Debt (other than defaults with respect to trade payables incurred in the ordinary course of business, the occurrence of which could not cause a Material Adverse Change) or, (ii) no defaults in the performance of any obligations, including obligations to deliver synthetic coal product under long-term contracts or with respect to Debt secured by any of the Permitted Liens against the Collateral which are or may be senior to any lien thereon or other security interest therein in favor of Lender, by assignment or otherwise, which, in the case of any event under this clause (ii), could cause a Material Adverse Change.

     SECTION 4.09. Permits. Borrower possesses, and will hereafter possess, all material permits, memberships, franchises, contracts, patents and licenses required, and fictitious name rights necessary, to enable it to conduct the business in which it is now engaged in each jurisdiction where such business is now being conducted.

     SECTION 4.10. Principal Place of Business; Jurisdictions Where Doing Business; Fiscal Year. Borrower's principal place of business, the offices where

Borrower keeps its records and the states where Collateral is located are set forth on Schedule 4.10 attached hereto. The end of the Borrower's fiscal year is September 30.

     SECTION 4.11. ERISA. Borrower does not maintain any ERISA Plan.

     SECTION 4.12. Subordination. None of the Obligations are subordinated in right of payment to any obligations of Borrower to any other Person, including any Debt of Borrower to any Related Persons. Except as set forth on Schedule
4.12 attached hereto, Borrower is not currently indebted, directly or indirectly, to any Related Persons.

     SECTION 4.13. Government Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of any of the Transaction Documents.

     SECTION 4.14. Securities and Exchange Act; Investment Company Act. No proceeds of the Term Loan have been used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.15. Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan have been or will be used to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any other purpose not permitted by Regulations G, U, V or X of the Federal Reserve Board.

     SECTION 4.16. Strikes Etc. Neither the business nor the properties of Borrower currently are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), materially adversely affecting such business or properties or the operations of Borrower.

     SECTION 4.17. Adverse Agreements. Borrower is not party to any indenture, loan or credit agreement or lease or other agreement or instrument or subject to any charter or corporation restriction which, if performance or compliance therewith is effected for its intended purpose by the parties thereto, would cause a Material Adverse Change in Borrower's business, properties, assets, operations or condition, financial or otherwise, or on the ability of Borrower to carry out its obligations under any of the Transaction Documents.

     SECTION 4.18. Trade Names and Intellectual Property. Schedule 4.18 attached hereto contains a complete list of all of Borrower's trade names, trademarks, trademark applications, patents, patent applications, copyrights and copyright applications included in the Collateral, and Borrower is not operating or doing business under any other trade name or utilizing any other trademarks, patents or copyrights in the conduct of the Alabama Project.

     SECTION 4.19. Location of Collateral. All of the items, whether tangible or intangible, comprising the Collateral are located at the places specified (detailing account numbers and other information sufficient to permit Lender to readily locate and identify the Collateral) in Schedule 4.19 attached hereto.

     SECTION 4.20. Possession of Collateral. Borrower has exclusive possession and control of the Collateral, except where (i) Lender is in possession or control of the Collateral pursuant to the terms of this Agreement, and (ii) another Person is in possession and control of the Collateral to the extent necessary to give effect to the Permitted Liens.

     SECTION 4.21. Validity and Priority of Security Interests. Except where a Permitted Lien is senior in priority to Lender's security interest in the Collateral, this Agreement creates a valid first priority security interest in the Collateral

     SECTION 4.22. Accounts. Unless otherwise disclosed by Borrower to Lender in writing, each Account listed or referred to on any trial balance, balance sheet or the books and records of Borrower, or referred to in any report to Lender, is and will be free and clear of Liens in favor of any Person other than Lender, will cover a bona fide sale or lease and delivery of goods usually dealt with by Borrower in the ordinary course of Borrower's business or will cover the rendition of services by Borrower to customers of a kind ordinarily rendered in the ordinary course of Borrower's business, and will be for a liquidated amount from a customer competent to contract therefor and maturing as stated by Borrower.

     SECTION 4.23 Agreements with Related Persons. There are no contracts, licenses, agreements, arrangements or limitations on the use by Borrower of any property, tangible or intangible, or assets used or utilizable in the business of Borrower with any Related Person other than as disclosed on Schedule 4.23 attached hereto.


                                    ARTICLE V
                              COVENANTS OF BORROWER

     SECTION 5.01. Affirmative Covenants. Until Borrower has satisfied and discharged all Obligations under the Loan Documents, subject to the provisions of Section 8.01 hereof, Borrower will:

          A. Performance of Obligations. Punctually pay and perform each of the Obligations in accordance with the terms of the Transaction Documents.

          B. Financial Statements and Reports. Furnish Lender:

               (i) not later than one hundred (120) days after the end of each fiscal year of Borrower, consolidated financial statements prepared by Borrower in accordance with GAAP and audited by independent certified public accountants as of and for the fiscal year then ended, certified by such independent certified public accountants in a manner reasonably acceptable to Lender and including a balance sheet, a statement of operations, a statement of cash flows, a statement of stockholders' equity, in each case, consistent with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission;

               (ii) not later than forty-five (45) days after the end of each fiscal quarter of Borrower (other than the fiscal quarter which is Borrower's fiscal year end), consolidated financial statements prepared by Borrower in accordance with GAAP as of and for the quarter then ended, to include a balance sheet, a statement of operations, and a statement of cash flows, in each case, consistent with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission;

               (iii) promptly (in any event within five (5) Business Days), a copy of any monthly management reports;

               (iv) at the time of delivery of the financial statements referred to in Sections 5.01.B(i), and (ii)hereof, a letter addressed to Lender signed by the Chief Executive Officer, Chief Financial Officer or the Chief Accounting Officer of Borrower, certifying that no condition, act or event has occurred and is continuing which constitutes a Default or an Event of Default under this Agreement;

               (v) not later than ten (10) Business Days after Lender's request therefor, copies of all annual federal and state tax returns for taxes based on Borrower's income, all exhibits and schedules thereto and any additional tax returns (whether for income or any other taxes and whether filed with state, federal or other taxing authorities), exhibits and schedules of Borrower;

               (vii) at such times and from time to time as Lender may request of Borrower, such other reports concerning the Collateral or Borrower's operations as Lender may reasonably request;

               (viii) within five (5) days after the filing thereof, all forms, statements, reports, notices or other filings filed or made by Borrower with the Securities and Exchange Commission; and

               (ix) promptly upon receipt, copies of all management letters, internal control evaluations and reports and other material letters, memoranda or reports submitted by Borrower's independent certified public accountants or consultants with respect to any matter concerning the audits, financial statement presentation or other accounting matters.

          C. Accounting Records. Maintain adequate books and accounts and permit any representative of Lender, during normal business hours, to inspect, audit, copy and examine such books and accounts and inspect the properties of Borrower and to interview Borrower's independent accountants regarding operating results and financial condition.

          D. Collateral Records. Keep accurate and complete records of Accounts, allow Lender or any of Lender's agents, including consultants hired by Lender, to call at any of Borrower's places of business (a) prior to the occurrence of a Default or an Event of Default, on at least one Business Day's advance notice and (b) after the occurrence of a Default or an Event of Default, without prior appointment, at intervals determined by Lender (without hindrance or delay) to inspect the Collateral and to inspect, examine, check and make extracts from the books, records, journals, order receipts, correspondence and any other data relating to the Collateral or operations of the Alabama Project or any transactions (y) between Borrower and Lender, or (z) affecting Lender's rights under this Agreement, the expenses of which shall be borne by Borrower. If any such records are held by a third party, Borrower hereby authorizes Lender to contact such third party and direct such third party to provide access to such documents to Lender as if such documents were in Borrower's possession. Lender may retain one or more consultants in connection with the foregoing, the expenses of which shall be borne by Borrower. Borrower further agrees to provide Lender with such information as Lender may from time to time request with respect to the location of any of the Collateral. In addition, Borrower shall notify Lender promptly in writing of any change(s) in location of any office where records concerning any of the Accounts are maintained, of any change(s) in location of Borrower's places of business and of any change(s) in the location of any of the Collateral.

          E. Additional Information; Board of Director Meetings. Provide such additional information regarding the business affairs and financial condition of Borrower as Lender may from time to time request, and provide Lender prompt notice of, and admittance to, all meetings of the Board of Directors of Borrower.

          F. Maintenance of Property. Keep all of Borrower's properties useful or necessary to Borrower's business in good repair and condition, reasonable wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained, except to the extent it would not cause a Material Adverse Change.

          G. Maintenance of Business. Preserve and maintain Borrower's corporate existence and all of its licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary to conduct its business; conduct its business in an orderly and regular manner; comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence; and comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and requirements reasonably necessary for the maintenance of Borrower's insurance, licenses, permits, trade names, trade styles, governmental approvals, rights, privileges and franchises reasonably necessary for the continued business of Borrower as currently constituted, except to the extent it would not cause a Material Adverse Change.

          H. Statements Regarding Collateral. Furnish to Lender promptly upon request therefor statements of the terms, conditions and status of payments on all Accounts and other instruments, documents and agreements which at the time of the request constitute a part of the Collateral. Lender may, from time to time, either before or after an Event of Default, by reasonable means, verify, in its own name or such other name as Lender may choose, the validity, amount and any other matters relating to Accounts and other instruments, documents and agreements by means of mail, telephone or otherwise, and Borrower shall use its best efforts to assist Lender in verifying such matters promptly upon Lender's request therefor.

          I. Annual Collateral Report. Provide to Lender as soon as possible, but in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, an asset register update setting forth in reasonable detail an inventory of all Collateral and such information with respect thereto as Lender reasonably may request.

          J. Litigation. Promptly give notice in writing to Lender of (i) any litigation pending or instituted against Borrower potentially involving Fifty Thousand Dollars ($50,000) or more, (ii) any litigation overtly threatened against Borrower potentially involving Fifty Thousand Dollars ($50,000) or more,
(iii) any litigation involving or affecting the Alabama Project or any of the Transaction Documents, or (iv) any litigation pending, instituted or overtly threatened involving a claim for injunctive relief. Not later than one hundred twenty (120) days after the end of each fiscal year of Borrower, deliver to Lender a report of all litigation pending or overtly threatened against Borrower, or to which Borrower is otherwise a party or which involves the Alabama Project or any of the Transaction Documents, in such detail as Lender may reasonably request.

          K. Taxes and Other Liabilities. Pay and discharge when due any and all Debt, obligations, assessments and taxes, real and personal, including federal and state income taxes, except such as Borrower may in good faith contest by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provisions, if any, as are proper in accordance with GAAP shall have been made therefor and maintained.

          L. Notice to Lender. Promptly, but in no event more than five (5) days after becoming aware of the occurrence of each such event or matter give notice in writing to Lender of (i) the occurrence of any Event of Default or any Default, (ii) any change in name, identity or corporate structure of Borrower or
(iii) any loss through fire, theft, liability, property damage or other casualty in excess of an aggregate of Fifty Thousand Dollars ($50,000).

          M. Insurance.

               (i) Obtain, maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower including fire, hazard insurance, extended coverage, public liability, property damage, extra expense and business interruption and worker's compensation, carried with companies, as required by law and pursuant to each contract or agreement entered into by Borrower in connection with the Alabama Project and in amounts satisfactory to Lender in its reasonable discretion, and obtain, maintain and keep in force such other insurance as Lender may reasonably request from time to time, and at all times maintain insurance upon the Collateral covering such risks and in such amounts as shall be necessary to prevent Borrower from being a co-insurer; and

               (ii) On or about the date of this Agreement and at the time of issuance or renewal of any insurance policy of Borrower, deliver to Lender certificates of such insurance, each of which such certificates shall name Lender as a lender's loss payee or additional insured, as appropriate, in a form satisfactory to Lender and shall prohibit cancellation or modification except upon thirty (30) days' prior written notice to Lender.

          N. Stock Powers. Grant Lender appropriate stock powers to the extent any securities become part of the Collateral.

          O. Subordination. Immediately notify Lender of the creation of any Debt or other obligations in favor of any of Borrower's officers, directors or Related Persons, and immediately cause all such Debt and obligations to be subordinated, pursuant to subordination agreements in form and substance reasonably satisfactory to Lender, to the Obligations.

          P. Defense of Actions.

               (i) At Borrower's sole cost and expense, appear in and defend any action or proceeding which may adversely affect Lender's interest in the Obligations or the Transaction Documents or Lender's security interest in and liens upon the Collateral; and

               (ii) At Borrower's sole cost and expense, appear in and defend any action or proceeding which may adversely affect Borrower's title to any Collateral.

          Q. Collateral. At Borrower's sole cost and expense, at all times maintain or cause to be maintained, as the case may be, in favor of Lender valid, continuing and perfected first priority security interests (subject only to the Permitted Liens relating thereto) in all of the Collateral, take such actions as Lender deems reasonably necessary and appropriate to protect Lender's security interests in such Collateral, and provide to Lender such assurances as Lender may reasonably require as to Borrower's compliance herewith.

          R. Opinion of Counsel. Promptly following execution and delivery of this Agreement, deliver to Lender an opinion of counsel in the form of Exhibit 5.01.R hereto.

     SECTION 5.02. Negative Covenants. Until Borrower has satisfied and discharged all of the Obligations under the Loan Documents, subject to the provisions of Section 8.01 hereof, Borrower will not, without the prior written consent of Lender (which shall not be unreasonably withheld):

          A. Use of Proceeds. Use the proceeds of the Term Loans except as contemplated by Section 2.02.

          B. Other Debt. Create, incur or permit to exist any Debt, except (i) the liabilities of Borrower to Lender, (ii) accrued expenses, accrued liabilities and Accounts Payable that are in each case also Current Liabilities incurred in the ordinary course of Borrower's business, (iii) taxes payable,
(iv) the Debt described on Schedule 5.02.B,(v) debt incurred or created to fund the acquisition, development, building, management and/or maintenance of coal briquetting facilities and related expenditures, whether the facilities are intended to be developed by the Borrower or affiliated entities or sold to third party entities (provided that, except for Liens with respect to the specific facility or equipment related to such specific facility, such Debt shall be unsecured), (vi) Debt created or incurred to fund working capital needs or obligations in aggregate outstanding amount not to exceed $1,000,000, and (vii) Debt created or incurred solely to refinance existing Debt of Borrower (which Debt was otherwise permitted pursuant to the foregoing clauses (i) through (vi).

          C. Merger, Consolidation, Pledge of Assets. Make any substantial change in the nature of Borrower's business; merge into or consolidate with any Person; pledge, encumber, allow the creation of any Lien (other than Permitted Liens) or grant any security interest in or to any of its assets other than security interests on specific coal briquetting facilities or equipment related to such specific facilities to secure the Debt allowed under Section 5.02B; or do business in any corporate, trade or fictitious name other than as listed on
Schedule 4.18, except for any name used by an affiliated entity formed to facilitate the financing, acquisition, development, building, management and/or maintenance of coal briquetting facilities.

          D. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of a substantial portion of Borrower's property, real or personal, outside of the ordinary course of Borrower's business, except as contemplated by the Transaction Documents, the sale of coal briquetting facilities or the licensing of technology related to the coal briquetting facilities, or the sale of equity in an affiliated entity formed to facilitate the financing, acquisition, development, building, management and/or maintenance of coal briquetting facilities

          E. Guarantees. Guarantee or become liable in any way, as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business), accommodation endorser or otherwise for the Debts or obligations of any other Person (other than a subsidiary or other affiliate controlled by Borrower to the extent such Debt is permitted under Section 5.02.B), including without limitation any Hazardous Materials Claims (as defined in Article IX hereof), except as to any Obligation.

          F. Auditor. Permit the replacement of Coopers & Lybran as Borrower's independent certified public accountants, except by independent certified accountants satisfactory to Lender in its sole discretion.

          G. Loans, Advances, Investments. Make any loans or advances to, or investments in, any Person, other than (i) credit terms offered to customers and advances to suppliers in the ordinary course of Borrower's business, (ii) deposits (other than certificates of deposit) held by federally-insured banks,
(iii) investments in commercial paper maturing in two hundred-seventy (270) days or less from the date of issuance which is rated Al or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Services, Inc., (iv) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve months of the date of acquisition thereof, (v) investments in certificates of deposit maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) and the long-term deposits of which are rated A or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation, (vi) investments in banker's acceptances maturing within five (5) days from the date of acquisition thereof, issued by a bank which meets the criteria set forth in clause (v) of this Section 5.02.G, (vii) investments in or loans and advances to an Affiliate of Borrower formed to facilitate the financing, acquisition, development, building, management and/or maintenance of coal briquetting facilities, or (viii) agreements with a third party to purchase a coal briquetting facility from the Borrower or an affiliate of Borrower on an installment basis.

          H. Salarie and Other Compensation and Perquisites; Payments to Related Persons. Make any payments to a Related Person, other than pay compensation in any fiscal year of Borrower in the amounts and to the Persons listed on Schedule 5.02.H.

          I. Pension Plans. Create an ERISA Plan.

          J. No Material Adverse Change. Permit any Material Adverse Change to occur or enter into any transaction, contract or agreement or make any material change in or to any of Borrower's business objectives, purposes or operations which in any respect may reasonably be expected to cause a Material Adverse Change.

          K. Removal, Storage and Preparation of Records. Either (i) remove any of Borrower's records from the locations set forth on Schedule 4.10 attached hereto, other than in the ordinary course of business or (ii) enter into, modify or terminate any agreement with an accounting firm or service bureau for the preparation or maintenance of Borrower's accounting records.

          L. Stock Transactions. Distribute, sell, issue or convey any shares of Borrower's capital stock except in compliance with all applicable state and federal securities laws.

          M. Fiscal  Year.  Change  the  fiscal  year  end   of   Borrower  from
September 30.

          N. Assignment of Rents. Assign, as lessor or sublessor as the case may be, the rents, royalties or income of the Collateral or any part thereof (other than to Lender or as a consequence of the grant of Permitted Liens).

          O. Acquisitions. Purchase or otherwise acquire (i) all or substantially all of the assets of or (ii) any class of stock of or (iii) any partnership or joint venture interest in or with, any Person, except in connection with the construction, financing, maintenance, operation or sale of a briquetting facility in the ordinary course of Borrower's business.

          P. Affiliate   Transactions.  Enter  into,  or  be  a  party  to,  any
transaction with any of Borrower's Related Persons, except in the ordinary course of business pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which were fully disclosed in writing to Lender and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a Person who is not a Related Person.

          Q. Sales. Back date, post date or redate any Account, invoice or sale.

          R. Prepayments. Voluntarily prepay any Debt prior to the stated maturity thereof.

     SECTION 5.03. Collateral. Borrower further agrees and covenants to:

          A. Promptly deliver possession to Lender, and assign for security purposes to Lender, all chattel paper, instruments, certificated securities and documents necessary for the perfection of Lender's senior security interests in the Collateral, subject to Permitted Liens; provided, however, that until the occurrence of an Event of Default or the occurrence and continuance of a Default, Lender will, upon Borrower's request, return possession of such chattel paper, instruments and documents to Borrower, as Lender's bailee or agent, but only to the extent reasonably necessary for Borrower to enforce or collect the goods or obligations evidenced by such chattel paper, instruments and documents.

          B. If Lender requests, (i) promptly execute and deliver to Lender any notice, financing or continuation statement, instrument, document, agreement or other papers (including any assignment of claim form under or pursuant to the federal Assignment of Claims Act, 31 USC ss. 3726, or any successor or amended version thereof, or any regulation promulgated under or pursuant to any version thereof), (ii) stamp on its records concerning the Collateral (and/or enter in its computer records concerning the Collateral) and add on all chattel paper constituting a portion of the Collateral a notation, in form satisfactory to Lender, of Lender's security interest hereunder and/or (iii) perform any act reasonably requested by Lender that may be necessary or that Lender may deem advisable to create, perfect, preserve, validate or otherwise protect any of Lender's security interests in the Collateral, subject to Permitted Liens, or to enable Lender to exercise and enforce Lender's rights hereunder or with respect to any such security interests.

          C. Refrain from signing or filing or authorizing the signing or filing of any financing statement(s) under the Uniform Commercial Code of any jurisdiction with respect to the Collateral or any portion thereof in which

Borrower is named as debtor, except as herein provided or in connection with Permitted Liens, and refrain from delivering possession of any of Borrower's assets to any Person, except as herein provided or in the ordinary course of Borrower's business.

          D. Provide Lender with ten (10) Business Days' prior written notice of any proposed transfer or change in any of Borrower's sites or facilities from the jurisdictions set forth in Schedule 4.10 hereof, and/or the addition or creation of new sites, facilities or places of business in jurisdictions other than those set forth in Schedule 4.10, in each case, wherein any Collateral is to be located for any period of time whatsoever. In addition, Borrower agrees to provide Lender with ten (10) Business Days' prior written notice if any Collateral is or will be removed from the jurisdictions set forth in Schedule
4.10 for a period of more than one (1) month. Borrower further agrees (i) to execute and deliver to Lender, prior to (A) any such change in jurisdiction, (B) the use or operation of any such site, facility or place of business by or on behalf of Borrower, or (C) such removal of any such Collateral, all instruments, documents and other agreements (including financing statements and/or amendments thereto or documents or certificates of title) as Lender may require to perfect, or assure the continued perfection of, a first priority lien and/or security interest in all such Collateral (except for Permitted Liens), and (ii) to pay to Lender, upon demand, all reasonable costs and expenses (including Attorneys' Fees and disbursements) incurred by Lender in connection with the preparation, execution and delivery of such documents.

          E. Promptly notify Lender in writing if Borrower acquires an item of Collateral worth in excess of Fifty Thousand Dollars ($50,000) that is covered by a document or certificate of title or similar document or instrument.

          F. Cause the Collateral to be maintained and preserved in the same condition, repair and working order as when acquired by Borrower, ordinary wear and tear excepted, and forthwith, or in the case of any loss or damage to any of the Collateral, promptly after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end and which are economically reasonable, and not permit any material item of Collateral to become a fixture to real estate or an accession to any personal property which is not part of the Collateral.

          G. Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested by appropriate proceedings, promptly initiated and conducted in good faith and with due diligence and so long as Lender's interest in the Collateral is not impaired or jeopardized.

          H. Until Lender exercises its rights to collect Accounts, collect with diligence all of Borrower's Accounts.

                                   ARTICLE VI
                                     DEFAULT

     SECTION 6.01. Events of Default. The occurrence of any of the following acts, events or conditions shall, without any notice, grace or right to cure except as expressly provided in this Agreement, constitute an event of default ("Event of Default") hereunder:

          A. Borrower shall fail to pay (i) without demand, any principal or interest due for any of the Obligations owing to Lender (whether under this Agreement, the Note) which failure continues for three (3) days from when due, or (ii) within ten (10) days following demand, any other amounts owing to Lender (whether under this Agreement, the Note, or any other of the Loan Documents) not referred to in clause (i) due for any of the Obligations or any other fees or other amounts not referred to in clause (i).

          B. Borrower shall fail to perform or observe any covenant set forth in Sections 5.01.C, or Section 5.02.A, 5.02.B, 5.02.C, 5.02.D, 5.02.E, 5.02.F, or
5.02R hereof.

          C. Borrower shall fail to perform or observe any term, covenant or condition (i) set forth in Sections 5.01.B, or 5.01.J within fifteen (15) days after a Responsible Officer has knowledge thereof, or (ii) otherwise contained herein and not specified in clauses (A), (B) or (C)(i) of this Section 6.01, which continues for fifteen (15) days after written notice thereof to Borrower; provided, however, that if such failure is curable and a delay in exercising Lender's rights under Article VII will not materially and adversely affect the Collateral or the rights of Lender, so long as Borrower is diligently pursuing such cure, Borrower shall have an additional period after the initial written notice to cure such failure, not to exceed seventy-five (75) days; provided, further however, that Borrower shall not be entitled to any notice or opportunity to cure under this Section 6.01.C if Lender has, on two (2) occasions in the previous six (6) month period, given Borrower notice under this
Section 6.01.C.

          D. Any representation or warranty hereunder or under any of the other Transaction Documents shall have been untrue or misleading in any material respect when made.

          E. A default shall occur under any agreement, document or instrument (other than the Transaction Documents), to which Borrower is a party, the consequences of which would have an adverse effect potentially involving Fifty Thousand Dollars ($50,000) or more relating to the business of Borrower, on the Collateral, relating to Lender's interest in the Collateral, or relating to Borrower's ability to pay or perform the Obligations.

          F. The entry of an order for relief under Title 11 of the United States Code as to Borrower or the determination of such Borrower as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy laws; the commencement by Borrower of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; Borrower's consent to, acquiescence in or attempt to secure the appointment of any Receiver of all or any part of its properties or of the Collateral; Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Borrower (including the board of directors of Borrower) shall take any corporate action to authorize any of the acts set forth above in this paragraph.

          G. Any case, proceeding or other action against Borrower shall be commenced seeking to have an order for relief entered against it as a debtor or seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking appointment of any Receiver for Borrower or for all or any substantial part of its property, and such case, proceeding or other action is not dismissed within sixty (60) days after it is filed.

          H. The filing of any claim or Lien (other than Permitted Liens) against the Collateral or any part thereof, and the continued maintenance of such claim or Lien for a period of thirty (30) days without discharge, satisfaction or adequate bonding thereof, or the sale, hypothecation, conveyance or other disposition of any of the Collateral other than within the ordinary course of Borrower's business.

          I. Any of the Transaction Documents, at any time after their respective execution and delivery and for any reason, shall cease to be in full force and effect as executed and delivered in their entirety or be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or any stockholder of Borrower, or Borrower shall deny any liability or obligation ascribed to it under any of the Transaction Documents.

          J. Any of the Security Documents, at any time after their respective execution and delivery and for any reason, shall cease to constitute valid and subsisting liens and/or valid and perfected security interests in and to the property purported to be subject thereto.

          K. A judgment, order or decree has been entered or otherwise made effective against Borrower in an amount equal to or greater than Fifty Thousand Dollars ($50,000) and either (i) such judgment, order or decree is not vacated or stayed pending appeal within thirty (30) days after the date of entry or the effective date thereof, or (ii) if so stayed, the stay is lifted or the appeal is unsuccessful, or (iii) such judgment is not paid, settled or otherwise discharged or satisfied within thirty (30) days.

          L. Lender declares an Event of Default pursuant to Section 9.06 hereof.

          M. Any (i) event of default (howsoever designated) shall occur under any other Transaction Document which permits Lender or any of its Affiliates to accelerate the Obligations or terminate such Transaction Document, or (ii) other default (howsoever designated) shall occur under any other Transaction Document and such default shall continue after any applicable grace and notice periods applicable thereto, or, if no grace or notice period is provided, such default is not remedied within thirty (30) days after written notice thereof.

          N. Borrower shall fail to pay any amount of principal on any Debt (but excluding Debt evidenced by the Note) of Borrower in an aggregate amount of more than Fifty Thousand Dollars ($50,000), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          P. Any Person or related group of Persons acquires, or obtains the right to acquire, whether pursuant to options, warrants or otherwise, more than fifty percent (50%) of any class of the then outstanding voting common stock of Borrower (calculated, in the case of any options, warrants or similar rights, as if such Person's or group's right to acquire voting stock, and no other unrelated Person's rights, were exercised).


                                   ARTICLE VII
                    RIGHTS, POWERS AND REMEDIES UPON DEFAULT

     SECTION 7.01. Remedies. If any Event of Default shall occur and continue, Lender may, at its election, and without demand or notice of any kind, do any one or more of the following:

               (i) Declare all of Borrower's Obligations to Lender to be immediately due and payable, whereupon all unpaid principal, interest and fees in respect of such Obligations, together with all of Lender's costs, expenses and Attorneys' Fees related thereto, whether under the terms of this Agreement, the other Transaction Documents or otherwise, shall be immediately due and payable;

               (ii) Exercise any and all rights and remedies available to Lender under any applicable law, including without limitation all remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral) and also (a) require Borrower, at Borrower's sole expense, to promptly assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place or places to be designated by Lender (which may include Borrower's place of business, where the Collateral may be stored at Borrower's expense), and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at Borrower's place of business, at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable; provided, that (a) to the extent notice of such sales shall be required by law, at least ten (10) day's notice to Borrower of the times and places of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, (b) Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and, (c) Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

               (iii) Exercise any and all rights and remedies granted to Lender under the terms of this Agreement or any of the other Transaction Documents;

               (iv) Instruct any warehouseman then in possession or custody of any of the Collateral to act thenceforth only on instructions of Lender;

               (v) Foreclose or otherwise enforce any or all of Lender's security interests in any manner permitted by law, or provided for in this Agreement or the other Loan Documents or in any security agreement entered into by Lender and Borrower, in such order as Lender in its sole and absolute discretion may determine;

               (vi) Exercise, to the extent permitted by applicable law, the following rights and remedies regarding the appointment of a Receiver: (a) Lender may have a Receiver appointed as a matter of right; (b) the Receiver may be an employee of Lender and may serve without bond; and (c) all fees of the Receiver and his or her attorney shall become part of the Obligations and shall be payable on demand, with interest at the Default Interest Rate from date of expenditure until repaid;

               (vii) At any time, without prior notice to Borrower, collect Collateral Proceeds and give notice of Lender's security interest to any and all Persons, and Borrower does hereby irrevocably make, constitute and appoint Lender its true and lawful attorney-in-fact, coupled with an interest and with power of substitution, with power: to receive, open and dispose of all mail addressed to Borrower; to endorse the names of Borrower upon any checks or other evidences of payment that may come into the possession of Lender upon the Collateral or as proceeds of Collateral; to endorse on behalf of Borrower any document or instrument constituting or relating to the Collateral; in Borrower's name or otherwise, to demand, sue for, collect and give acquittance for, any and all moneys due or to become due upon the Collateral; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated; at any time in Lender's discretion, transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom, hold the same as security for the Obligations and, at Lender's option or upon Borrower's written request, apply it to payment of the Obligations in such order of preference as Lender may determine; and insofar as the Collateral consists of Intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may in Good Faith determine, whether or not any Obligations are then due; and

               (viii) apply any proceeds of insurance toward payment of the Obligations, whether or not due, in such order of application as Lender may determine.

     SECTION 7.02. Protection and Preservation of Collateral and Rights; Protective Advances. Upon the occurrence and during the continuance of any Default or upon the occurrence and during the continuance of an Event of Default, if Borrower shall fail to make any payment or perform any act provided in this Agreement or any of the other Transaction Documents, Lender may, but shall not be obligated to, without notice to or demand upon Borrower, make any such payment or perform any such act, and further may pay, purchase, contest or compromise any Lien on any of the Collateral that in the reasonable judgment of Lender appears to affect said property. Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, coupled with an interest and with power of substitution, to make any such payment and/or perform any such act. In exercising any of said powers, Lender may, but shall not be obligated to, incur any liabilities and expend whatever amounts which Lender in Good Faith may deem necessary therefor. All sums so incurred or expended by Lender shall be part of the Obligations and shall be due and payable by Borrower to Lender, together with interest thereon from the date of expenditure at the Default Interest Rate, together with all costs and expenses, including Attorneys' Fees, incurred by Lender in connection with the exercise of its rights hereunder, immediately on demand by Lender.

         SECTION 7.03. Election. Lender shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate as an election of remedies or otherwise operate to estop or prevent Lender from pursuing any further remedies which it may have.

         SECTION 7.04. Waiver. No failure or delay on the part of Lender, or of any holder of any instrument delivered to Lender in connection with this Agreement, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise of any other power, right or privilege. All rights and remedies existing under this Agreement or any other agreement, document or instrument executed and delivered by Borrower to Lender are cumulative to, and not exclusive of, any rights or remedies otherwise available under any applicable law.

     SECTION 7.05. Power of Attorney. Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, coupled with an interest and with power of substitution, to do any and all of the following after the occurrence and during the continuance of an Event of Default: to take control in any manner of any cash and noncash items of payment or Proceeds of Collateral which come into Lender's possession; to endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment that may come into Lender's possession; to sign Borrower's name on any invoice or document relating to any Collateral, on drafts against customers, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and process all mail addressed to Borrower; and to do all things necessary to preserve or protect the Collateral and to otherwise carry out this Agreement. Provided Lender acts in Good Faith, Borrower ratifies and approves all acts of such attorney, and neither Lender nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law absent gross negligence or willful misconduct by Lender. All checks or other forms of remittance so received by Lender shall be endorsed in such manner as Lender may designate. Borrower's signature or name, as may be appropriate, may be inserted by Lender in longhand, in typewriting or by rubber stamp. Every such endorsement, however signed or made, shall be deemed to be the valid endorsement of Borrower. Borrower further hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, coupled with an interest and with power of substitution, for the purpose, at any time or times, of executing for Borrower, and in Borrower's name, financing statements and amendments thereto with respect to any of the Collateral and filing any of the same. Borrower further agrees that a copy of this Agreement may be filed as a financing statement.

     SECTION 7.06. Entry Upon Premises. Upon the occurrence and during the continuance of a Default or upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to enter upon the premises of Borrower and upon any premises where Collateral located or believed to be located and to receive and open all mail directed to Borrower; provided, however, that Lender shall use reasonable efforts to turn over to Borrower all such mail which does not relate to the Collateral. Lender shall have the right to obtain access to Borrower's data processing equipment, computer hardware and computer software relating to or containing information regarding the Collateral and to use all of the foregoing and the information contained therein in any manner Lender in Good Faith deems appropriate. Lender is hereby granted a license and right to use, without charge, until the Obligations are fully and finally paid in cash, Borrower's labels, patents, copyrights and rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material or any property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

     SECTION 7.07. Notification of Customers. At any time or times after the occurrence and during the continuance of any Event of Default, Lender shall have the right to contact any Person obligated to Borrower on any Account or other right to payment and to instruct such Account Debtor or other person to deliver all payments directly to Lender.

     SECTION 7.08. Failure to Pay. If Borrower fails to make any payment or deposit, furnish the required proof or take the required action, as provided in this Agreement or any of the other Transaction Documents, Lender may, in its sole and absolute discretion after notice to Borrower, make payment of the same or part thereof or take the required action. Lender may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid by Lender and cost or expense incurred by Lender shall be part of the Obligations and shall be due and payable by Borrower to Lender, together with interest thereon from the date of expenditure at the Default Interest Rate, together with all costs and expenses, including Attorneys' Fees, incurred by Lender in connection with the exercise of its rights hereunder, immediately on demand by Lender. No payment made by Lender or cost or expense incurred by Lender shall constitute (i) an agreement by it to make similar payments or incur any similar cost or expense in the future, or
(ii) a waiver by Lender of any Default or Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any expense, tax, security interest, encumbrance or Lien, and receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing.

     SECTION 7.09. Application of Collateral Proceeds. After the occurrence and during the continuance of an Event of Default, Borrower hereby grants to Lender the right to, and upon Borrower's written request Lender shall, apply any and all Proceeds from the sale or disposition of the Collateral towards the payment of the Obligations in such order as Lender from time to time may elect. Lender shall have no obligation to reconvey any of the Collateral unless and until all of the Obligations have been satisfied and discharged in full.

     SECTION 7.10. Enforcement of Borrower's Rights. Lender shall have no obligation to take any action to enforce any rights running to the benefit of Borrower in respect of any items of Collateral, to preserve any rights in or to the Collateral against any Person, to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or to marshall any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment to Lender or Lender enforces a security interest or exercises its rights of set off and such payment or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided and/or required to be repaid under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect with all Collateral as security therefor, as if such payment had not been made or such enforcement or setoff had not occurred.

     SECTION 7.11. Exercise of Remedies. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Borrower agrees that Lender shall have the widest possible latitude in the method and manner of the exercise of its rights, powers and remedies under this Agreement.

     SECTION 7.12. Equitable Remedies. Borrower recognizes that if it fails to perform, observe or discharge of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender. Therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving, but without waiving, actual damages.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     SECTION 8.01. Survival of Terms. The warranties, representations, covenants and agreements set forth herein and in any other Loan Documents executed in conjunction herewith or contemplated hereby shall be cumulative and in addition to any and all warranties, representations, covenants and agreements which Borrower may give, or cause to be given, to Lender hereafter, and shall remain effective until the first of the following to occur: (i) the termination of the Commitments and the satisfaction in full of all of the Obligations under the Loan Documents, or (ii) the conversion of all of the outstanding Term Loans and Commitments into Shares pursuant to Article X hereof; provided, however, that the Registration Rights Agreement and all of the Purchase Agreement Documents shall survive; provided, further, that the obligations under Section 8.13 and
Article IX shall survive. Notwithstanding the foregoing, from and after the closing of the transfer of the Alabama Project pursuant to the Alabama Project Purchase Agreement, the covenants contained in Sections 5.01.D, 5.01.H, 5.01.I, 5.01.M and 5.03 shall terminate.

     SECTION 8.02. Presentment. Lender shall not be required to make presentment, demand or protest or, except as may otherwise be expressly provided in this Agreement or in any other agreements, documents and instruments executed in conjunction herewith or contemplated hereby, give any notice or take any action to preserve rights against Borrower or any other Person or the Collateral in connection with any provision of the Loan Documents.

     SECTION 8.03. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither party may assign this Agreement or any rights hereunder without the other party's prior written consent, and any prohibited assignment shall be absolutely void; provided, further, that such prohibition on assignment shall in no event apply to the transfer of Shares after Conversion pursuant to Article X hereof, which shall remain in the sole control and discretion of Lender (subject to the representations and warranties contained in Article XI hereof); provided, further, that such prohibition on assignment shall in no event apply to the assignment by Lender of all or any portion of its rights hereunder after the occurrence of an Event of Default. All references to "Lender" herein shall be deemed to refer to and include Lender's respective successors and assigns. No consent to any assignment by Lender shall release Borrower of any of the Obligations.

     SECTION 8.04. Number. The singular includes the plural and the plural includes the singular, if the context so requires.

     SECTION 8.05. Governing Law. Without regard to principles of conflicts of law, the Transaction Documents, including without limitation this Agreement, shall be construed in accordance with and governed by the laws of the State of Utah, and all matters or disputes directly or indirectly relating to or arising in connection with the Transaction Documents, or otherwise relating to the debtor-creditor relationship between Borrower and Lender, shall be governed by the laws of the State of Utah; provided, however, that where applicable (and except as otherwise defined herein), terms used herein shall have the meanings given them in the Code; provided further, that with respect to enforcement by Lender of remedies against any Collateral which is real property, nothing in this paragraph shall bar application of the law of the jurisdiction where such real property Collateral is situated.

     SECTION 8.06. Notices and Addresses; Payments.

          A. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth in
Schedule 8.06.

          B. All payments provided for in this Agreement or the other Transaction Documents shall be delivered, in the manner set forth in such documents, to Lender by wire transfer in accordance with the instructions set forth in Schedule 8.06.

     SECTION 8.07. Severability; Independence of Covenants. Each provision of this Agreement shall be severable from each other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. All covenants under this Agreement shall be given independent effect so that if a particular action, event or condition is not permitted by any of such covenants, then the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken, event occurs, or condition exists.

     SECTION 8.08. Time. Time is of the essence of this Agreement and the other Transaction Documents.

     SECTION 8.09. Necessity of Writing. Any consent, modification, amendment, notice or waiver hereof or hereunder must be in writing and signed by an authorized officer of Lender to be effective and enforceable against Lender, and this Agreement cannot be changed orally or by conduct of the parties.

     SECTION 8.10. Integration. This Agreement, together with the Schedules and Exhibits referred to herein and the other Transaction Documents, is intended by the parties as a final expression of their agreement, as a complete and exclusive statement of the terms and conditions thereof, and fully to integrate the parties' agreement. No prior understandings, proposals or agreements not contained herein or in the Transaction Documents shall be binding upon or enforceable against the parties. Acceptance of or acquiescence in a course of performance under the Transaction Documents shall not be relevant in determining the meaning of the Transaction Documents, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection. The rule of law that ambiguities in a document are to be construed against the drafter shall not apply to the interpretation of this Agreement or the Transaction Documents.

     SECTION 8.11. Captions. The captions in this Agreement and on the Exhibits hereto are for convenience of reference only and shall not modify or alter the operative provisions hereof.

     SECTION 8.12. Lender's Expenses and Attorneys' Fees.

          A. Following any Event of Default or Default, Borrower shall pay to Lender, promptly on demand therefor, all of Lender's costs and expenses resulting from such Default or Event of Default. Without limiting the generality of the foregoing, such sums shall include all Attorneys' Fees and reasonable consultants' fees or accountants' fees incurred by Lender following such Default or Event of Default in exercising, supervising, enforcing or defending any of its rights, powers or remedies provided by this Agreement, by any of the other Transaction Documents, or by law, whether or not suit is filed. Borrower agrees that neither any of Borrower's obligations hereunder nor any payments made by them hereunder shall result in any waiver by Lender of its attorney-client privilege or any other of its privileges with respect to the legal representation for which reimbursement is to be made pursuant hereto.

          B. All sums so incurred or expended by Lender pursuant to subsection A of this Section 8.12 shall be part of the Obligations and shall be due and payable by Borrower to Lender, together with interest thereon from the date of expenditure at the Default Interest Rate, immediately on demand by Lender.

     SECTION 8.13. Indemnification.

          A. Borrower hereby agrees to indemnify and defend Lender and the officers, directors, employees and agents of Lender (herein collectively called the "Indemnitees" and individually each called an "Indemnitee") from, and hold the Indemnitees harmless against, any and all losses, liabilities, claims, damages or expenses, including attorneys' fees and disbursements (all of the foregoing being herein collectively called the "Indemnified Liabilities") incurred by any Indemnitee in connection with any investigation, litigation or proceedings arising out of, or relating to, the Term Loan; provided, however, that the foregoing indemnity shall not apply to any litigation brought by an Indemnitee against Borrower which is determined adversely to such Indemnitee or to losses, liabilities, claims, damages or expenses arising out of any violation by an Indemnitee of a statutory duty or the gross negligence or willful misconduct of such Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          B. Lender hereby agrees to indemnify and defend Borrower and the officers, directors, employees and agents of Borrower (herein collectively called the "Borrower Indemnitees" and individually each called a "Borrower Indemnitee") from, and hold the Borrower Indemnitees harmless against, any and all losses, liabilities, claims, damages or expenses, including attorneys' fees and disbursements (all of the foregoing being herein collectively called the "Indemnified Liabilities") incurred by any Borrower Indemnitee in connection with any investigation, litigation or proceedings arising out of a breach of the representations of Lender under Section 11.1 hereof; provided, however, that the foregoing indemnity shall not apply to any litigation brought by any Borrower Indemnitee against Borrower which is determined adversely to such Borrower Indemnitee or to losses, liabilities, claims, damages or expenses arising out of any violation by a Borrower Indemnitee of a statutory duty or the gross negligence or willful misconduct of such Borrower Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason,

Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          C. All obligations provided for in this Section 8.13 shall survive any termination of this Agreement.

     SECTION 8.14. Agreement Governs. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Documents other than the Note, the provisions of this Agreement shall govern and control. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Note, the provisions of the Note shall govern and control.

     SECTION 8.15. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their permitted successors and assigns, and neither this Agreement nor any of the other Transaction Documents is intended to operate as, directly or indirectly, nor shall be construed as effecting in any way, directly or indirectly, a waiver, estoppel, discharge, release, or other modification of the parties' rights against any Person, nor shall any other Person have any right of action hereunder or be entitled to rely hereon or on the existence hereof or claim any rights or benefits hereunder.

     SECTION 8.16. Jurisdiction.

          A. Borrower hereby irrevocably agrees that any legal action, suit, or proceedings against any of them with respect to any of the Obligations or any other matter under or arising out of or in connection with this Agreement, the Note or the other Transaction Documents or for recognition or enforcement of any judgment rendered in any such action, suit or proceedings may be brought in the United States Courts sitting in the State of Utah, or in the courts of the State of Utah, as Lender may elect, and, by execution and delivery of this Agreement, Borrower hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforesaid courts in personam generally and unconditionally with respect to any such action, suit, or proceeding for itself and in respect to of any of its property.

          B. Borrower further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Borrower's obligations and liabilities. Borrower hereby irrevocably appoints the Person so designated on Schedule 8.06 hereto as its agent for service of process in any action, suit or proceeding referred to herein. Should the Person designated by Borrower under this Section 8.16.B cease to be available for service of process, Borrower will forthwith irrevocably designate a designee, appointee and agent within the City of Salt Lake City, State of Utah, which shall irrevocably consent to act as such, with the powers and for the purposes specified in this subsection.

          C. Borrower further irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address referred to in Section 8.06 hereof, or to any other address of which Borrower shall have given notice pursuant to said Section 8.06 hereof, or to its then designee, appointee and agent for service. Borrower agrees that service upon Borrower or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon Borrower and that the failure of any such designee, appointee and agent to give any notice of such service to Borrower shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

          D. Nothing in this Section 8.16 shall, or shall be construed so as to, limit the right of Lender to bring actions, suits or proceedings with respect to the Obligations of Borrower under, or any other matter arising out of or in connection with, this Agreement, the Note or the other Transaction Documents, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the office of Lender may be located or the property of Borrower may be found or as otherwise shall to Lender seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

          E. In addition, Borrower hereby irrevocably and unconditionally waives any objection which Borrower may now or hereafter have to the laying of venue of any of the aforesaid action, suits or proceedings arising out of or in connection with this Agreement, the Note, or the other Transaction Documents brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 8.17. WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THE TRANSACTION DOCUMENTS, THE DEBTOR-CREDITOR RELATIONSHIP OF BORROWER AND LENDER OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     SECTION 8.18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                                   ARTICLE IX
                            ENVIRONMENTAL PROVISIONS

     SECTION 9.01. Definitions. For the purposes of this Article IX, the following terms shall have the following meanings:

          "Business" is defined as the business and operations conducted by Borrower in connection with the Real Property Collateral.

          "Environmental Obligations" is defined in Section 9.07 hereof.

          "Expenses" is defined in Section 9.05 hereof.

          "Hazardous Materials" means any (a) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls or radon gas;
(c) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances" or words of similar import under any applicable Hazardous Materials Laws.

          "Hazardous Materials Claims" means any enforcement, cleanup, removal, remedial or other governmental or regulatory demand, actions, agreements or orders threatened, instituted, pending or completed pursuant to any Hazardous Materials Laws, together with any claims made or threatened by any third party against any of Borrower, Lender or any Collateral relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

          "Hazardous Materials Laws" means the following Federal laws, and their implementing regulations, as well as any amendments to such laws, and all State and local laws and ordinances which apply to the Real Property Collateral and which regulate the same subject matter: (a) the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USC 9601 et seq.; (b) the Solid Waste Disposal Act, 42 USC 6901 et seq., including the Resource Conservation and Recovery Act (RCRA) and the laws governing Underground Storage Tanks; (c) the Toxic Substances Control Act (TSCA), 15 USC 2601 et seq., including those provisions governing use and disposal of Polychlorinated Biphenyls (PCBs); (d) the Hazardous Materials Transportation Act (HMTA), 49 USC 1801, et seq.; (e) the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA), 7 USC 136 et seq.; (f) those portions of the Clean Air Act governing toxic air emissions, 42 USC 7401 et seq.; (g) those portions of the Clean Water Act governing toxic water pollutants and oil spills, 33 USC 1251 et seq.; (h) the Emergency Planning and Community Right-to-know Act (EPCRA, SARA Title III), 42 USC 11001 et seq.; and (i) those portions of the Occupational Safety and Health Act (OSHA) governing worker safety with respect to hazards from chemical substances, including requirements for Material Safety Data Sheets, 29 USC 651, et seq.

          "Remedial Work" is defined in Section 9.04 hereof.

          "Tenant" means any tenant under any lease or occupancy agreement affecting any part of the Real Property Collateral.

     SECTION 9.02. Representations and Warranties. Borrower hereby represents and warrants that, to the best of its knowledge after due inquiry, except as otherwise specifically disclosed to Lender in a writing dated the date hereof:
(a) except as described on Schedule 9.02 hereto, no Hazardous Materials exist on, under or about any of the Collateral or Borrower's business premises in violation of any Hazardous Materials Laws, to the satisfaction of the relevant government agency that enforces such laws, (b) the Business is and has been in compliance with all Hazardous Materials Laws, to the satsifaction of the relevant government agency that enforces such laws, (c) Borrower has not received any notice of, and to the best knowledge of Borrower after due investigation, there are no existing or threatened Hazardous Materials Claims,
(d) all Hazardous Materials generated in connection with the Business are and have been transported and disposed of on or off-site in compliance with all Hazardous Materials Laws, to the satsifaction of the relevant government agency that enforces such laws, and (e) no storage tanks are or have been located on or under the Collateral within the last five years.

     SECTION 9.03. Covenants.  Until  it  has  satisfied  and   discharged   all
Obligations, Borrower shall (or shall cause its Affiliates to, as the case may be):

          A. Compliance with Laws. Comply with all Hazardous Materials Laws, to the satisfaction of the relevant government agency that enforces such laws.

          B. Presence of Materials.  Without  limiting the generality of Section
9.02 hereof, except where done in compliance with all applicable Hazardous Materials Laws, not install, use, generate, manufacture, store, release or dispose of, nor permit the installation, use, generation, storage, release or disposal of Hazardous Materials on, under or about any Collateral or Borrower's business premises, nor transport or permit the transportation of Hazardous Materials to or from any Collateral or Borrower's business premises.

          C. Notification. Promptly advise Lender in writing of (i) any and all Hazardous Materials Claims, (ii) Borrower's discovery of any release, discharge or disposal of any Hazardous Materials on, under or about any Collateral, (iii) Remedial Work taken by Borrower in response to any Hazardous Materials on, under or about any Collateral or to any Hazardous Materials Claims, (iv) Borrower's discovery of any release, discharge or disposal of any Hazardous Materials on, under or about any real property adjoining or in the vicinity of any Collateral, or (v) Borrower's discovery of any occurrence or condition on any Collateral or any real property adjoining or in the vicinity of any Collateral that could cause any Collateral to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws.

          D. Environmental Condition. Promptly provide Lender with copies of all reports, analyses, notices, licenses, permits, approvals, orders, correspondences or other written materials relating to the environmental condition of any Collateral or Hazardous Materials Claims promptly upon receipt, completion or delivery of such materials.

          F. Tanks. Not install or allow to be installed any additional underground tanks on any Collateral.

          G. Liens. Not create or permit to continue in existence any lien upon any Collateral imposed pursuant to any Hazardous Materials Laws.

     SECTION 9.04. Borrower's Remedial Work. Borrower shall undertake any and all remedial work ("Remedial Work") (i) required by any governmental authority(ties) in connection with any Hazardous Materials Claims instituted or completed by such governmental authority(ies) or (ii) reasonably required to respond to any other Hazardous Materials Claims; provided however, that Borrower shall undertake such Remedial Work in good faith so as to minimize any impairment to Lender's security under the Loan Documents. All Remedial Work shall be conducted (a) in a diligent and timely fashion; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons from which such approval is required; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained by companies similarly situated to Borrower with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. Borrower shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Borrower in connection with any Remedial Work or Hazardous Materials relating to any Property Collateral. All costs and expenses of such Remedial Work shall be paid by Borrower, including the charges of the Remedial Work contractors and any consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and costs (including Attorneys' Fees and consultant fees) incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right, but not the obligation, to join and participate in, as a party if Lender so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

     SECTION 9.05. Indemnity. Borrower shall protect, defend, indemnify and hold Lender, and its directors, officers, employees and agents, and any successors to any of Lender's interests in the Obligations or any portion thereof or any interest therein, and any Person who acquires any Collateral at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Transaction Documents, and any successors to any such Person, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, liabilities, obligations, damages, losses, fines, penalties, judgments, awards, costs and expenses (including attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any Hazardous Materials Claims or any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under or on any Collateral or Borrower's business premises, whether by Borrower or by any Tenant or any other Person, including (a) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (i) Hazardous Materials Claims or the use, generation, storage, discharge or disposal of Hazardous Materials by any Borrower, any prior owner or operator of any Collateral or Borrower's business premises, or the business or operations of Borrower, or any Person on or about any Collateral or Borrower's business premises; (ii) any residual contamination affecting any natural resource or the environment; (iii) any exercise by Lender of any of its rights and remedies hereunder; and (iv) Lender's reliance on any representation or warranty made herein or in any certificate delivered after the date hereof pursuant hereto, if such representation or warranty proves to be materially false or misleading; and (b) the costs of any required or necessary repair, cleanup, closure or detoxification of any Collateral or Borrower's business premises and the preparation of any closure or other required plans. All such costs, damages, claims and expenses heretofore described and/or referred to in this Section 9.05 are hereinafter referred to as "Expenses". In the event any Hazardous Material is caused to be removed from any of the Collateral or Borrower's business premises by Borrower, Lender or any other Person, the number assigned by the Environmental Protection Agency to such Hazardous Material or any similar identification shall be solely in the name of Borrower, and Borrower shall assume any and all liability for such removed Hazardous Material.

     SECTION 9.06. Remedies Upon Default. In addition to any other rights or remedies Lender may have under this Agreement, at law or in equity, in the event that: (i) Borrower shall fail timely to comply with any of the provisions of this Article IX; (ii) any representation or warranty made herein or in any certificate delivered after the date hereof pursuant hereto proves to be materially false or misleading; or (iii) Borrower changes or alters the present use of any Collateral or Borrower's business premises in a manner which will result in the presence of Hazardous Materials on any Collateral or Borrower's business premises at a level which may increase the potential liability for Hazardous Materials Claims, then, in such event Lender may, after (a) delivering written notice to Borrower, which notice specifically states that Borrower have failed to comply with the provisions of this Article IX and (b) the expiration of the earlier to occur of (x) the thirty (30) day period after giving of such notice or, if Borrower commences cure during such thirty (30) day period, such longer period as is reasonably required by Borrower to effect such cure using reasonable diligence, but in any event no longer than one hundred and twenty
(120) days, or (y) the cure period, if any, permitted under the applicable law, rule, regulation or order with which Borrower shall have failed to comply, (i) declare an Event of Default under this Agreement and exercise any and all remedies provided for therein, and/or (ii) do or cause to be done whatever is necessary to cause the Collateral or Borrower's business premises to comply with all Hazardous Materials Laws and other applicable law, rule, regulation or order and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Interest Rate until paid. Borrower shall give Lender and its agents and employees access to the Collateral or Borrower's business premises for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable cure period, if any, to do whatever is necessary to cause the Collateral or Borrower's business premises to so comply, including to enter the Collateral or Borrower's business premises and remove therefrom any Hazardous Materials.

     SECTION 9.07.  Continuing  Obligations.  The  obligations set forth in this
Article IX, including Borrower's obligation to pay Expenses hereunder (collectively, the "Environmental Obligations"), are secured by the Collateral. Notwithstanding any term or provision contained herein or in the Transaction Documents, the Environmental Obligations shall not be limited to the original principal amount of the Term Loan. The Environmental Obligations shall survive the termination of this Agreement, the repayment of the Obligations and any foreclosure, deed in lieu of foreclosure or similar proceedings by or through which Lender or any successors or assigns or any other Person bidding at a foreclosure sale may obtain title to the Collateral or any portion thereof.

     SECTION 9.08. Other Laws. Nothing in this Article IX, and no exercise by Lender of its rights or remedies under this Article IX or this Agreement, shall impair, constitute a waiver of, or in any way affect Lender's rights and remedies with respect to Borrower under any Hazardous Materials Laws, including without limitation, contribution provisions or private right of action provisions under such Hazardous Materials Laws.

     SECTION 9.09. Security Interest. The parties acknowledge that if any indicia of title is held by Lender under the Loan Documents, it is held by Lender solely to protect Lender's liens and security interests.

                                    ARTICLE X
                                CONVERSION RIGHTS

     SECTION 10.01. Conversion.

          A. Lender shall have the right, subject to the terms and provisions of this ARTICLE X, at the option of the Lender, (i) at any time, to convert, the unpaid principal amount of the Term Loans or any portion thereof, and any accrued and unpaid interest on such Term Loans, and (ii) at any time prior to the Termination Date, to simultaneously advance and convert all or any portion of the remaining Commitment, or after the Commitment Period, to simultaneously advance and convert an amount equal to the amount of the Commitment, if any, which was not advanced as a Term Loan during the Commitment Period (it being acknowledged that this does not extend the Commitment Period), into fully paid and non-assessable shares of Borrower Common Stock or any capital stock or other securities into which such Borrower Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof ("Shares"). Such conversion of Term Loans and simultaneous advance and conversion of the Commitment to Shares shall be made at an amount per Share which is equal to the then Current Conversion Price, as further described below. The Term Loans and Commitment shall continue to be convertible, in whole or in part, even though Borrower may have given notice of prepayment of the Term Loans or termination of the Commitment pursuant to Sections 2.01.D and 2.02.C, so long as Lender's notice of election to convert has been delivered to Borrower within the Early Termination period.

          B. For convenience, the conversion pursuant to this Article X of all or a portion of the principal amount of Term Loans (and/or of accrued and unpaid interest if elected by Lender) and/or Commitment into Shares is herein sometimes referred to as the "conversion" of the Term Loans/Commitment.

     SECTION 10.02. Mechanics of Conversion.

          A. Election and Payment. The then unpaid principal amount of the Term Loans/Commitment (and/or, in the event of a conversion of any Term Loan, any accrued and unpaid interest on such Term Loan) may be converted by Lender, in whole or in part, during normal business hours on any Business Day during the period such election can be made by written notice of Lender's election to convert the Term Loans/Commitment or portion thereof, to Borrower at its office designated pursuant to Section 8.06 hereof. Payment of the Conversion Price for the Shares specified in such election shall be made by applying an aggregate amount of unpaid principal of the Term Loans/Commitment (and/or, in the event of a conversion of any Term Loan, any accrued and unpaid interest on such Term
Loan) equal to the amount obtained by multiplying (i) the number of Shares specified in such election by (ii) the then Current Conversion Price. Lender shall thereupon be entitled to receive the number of Shares specified in such election (plus cash in lieu of any fractional share as provided in Section 10.02.C hereof).

          B. Effective Date. Each conversion of the Term Loans/Commitment (and/or, in the event of a conversion of any Term Loan, any accrued and unpaid interest on such Term Loan) pursuant to Section 10.02.A hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which notice of Lender's election to convert the Term Loans/Commitment shall have been given to Borrower as provided in Section 10.02.A hereof, and such conversion shall be at the Current Conversion Price in effect at such time. On each such day that the conversion of the Term Loans/Commitment (and/or, in the event of a conversion of any Term Loan, any accrued and unpaid interest on such Term Loan) is deemed effected, Lender shall be deemed to have become the holder of record of such Shares.

          C. Share Certificates and Cash for Fractional Shares. As promptly as practicable after the conversion of the Term Loans/Commitment (and/or, in the event of a conversion of any Term Loan, any accrued and unpaid interest on such Term Loan), and in any event within five (5) Business Days thereafter, Borrower at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes) will cause to be issued in the name of and delivered to Lender or as Lender may direct, a certificate or certificates for the number of Shares to which Lender shall be entitled upon such conversion plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Conversion Price. Lender shall return to Borrower the original promissory note on conversion of all Term Loans and termination of the Commitment.

          D. Payment of Accrued Interest. Within five (5) Business Days after receipt of notice of Lender's election to convert all or a portion of the principal amount of any Term Loan under Section 10.02.A hereof, Borrower will pay to Lender any unpaid interest, accrued to the date of conversion of the Term Loan, on the principal amount so converted, except to the extent that the amount of such interest has also been converted into Shares.

     SECTION 10.03. Current Conversion Price.

          The term "Conversion Price" shall mean initially $7.00 per Share, subject to adjustment as set forth in Section 10.04 hereof. The term "Current Conversion Price" as used herein shall mean the Conversion Price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the Current Conversion Price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of (and together with) the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Share or more.

     SECTION 10.04. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment, from time to time, as follows:

          A. Adjustments for Stock Dividends, Recapitali zations, Etc. In case Borrower shall, after August 26, 1996, (i) pay a stock dividend or make a distribution (on or in respect of its Borrower Common Stock) in shares of its Borrower Common Stock, (ii) subdivide the outstanding shares of its Borrower Common Stock, (iii) combine the outstanding shares of its Borrower Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of its Borrower Common Stock, any shares of capital stock of Borrower, then, in any such case, the Current Conversion Price in effect immediately prior to such action shall be adjusted to a price such that if Lender were to convert the Term Loans/Obligations in full immediately after such action, Lender would be entitled to receive the number of shares of capital stock of Borrower, which Lender would have owned immediately following such action had such Term Loans/Obligations been converted immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such Conversion Price shall thereafter be subject to further adjustments under this
Article X. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          B. Adjustments for Certain Other Distributions. In case Borrower shall, after August 26, 1996 fix a record date for the making of a distribution to holders of its Borrower Common Stock (including any such distribution made in connection with a consolidation or merger in which Borrower is the continuing corporation) of (i) assets, (ii) evidences of indebtedness or other securities (except for its Borrower Common Stock) of Borrower or of any entity other than

Borrower, or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (all such distributions referred to in clauses (i), (ii) and (iii) being hereinafter collectively referred to as "Distributions on Common Stock"), Borrower shall set aside in an escrow reasonably acceptable to Lender, and suitably invested for the benefit of Lender, the Distribution on Common Stock to which Lender would have been entitled if Lender had converted all of the Term Loans/Commitment for the Borrower Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock and any such Distribution on Common Stock (together with any earnings while escrowed) shall thereafter be distributed from out of such escrow to Lender (immediately upon conversion) to the extent such Distribution on Common Stock relates to the portion of the Term Loans/Commitment then being converted.

          C. Adjustments for Issuances of Additional Stock. Subject to the exceptions referred to in Section 10.04.E hereof, in case Borrower shall at any time or from time to time after the date hereof issue any additional shares of the Borrower Common Stock ("Additional Common Stock"), for a consideration per share either (i) less than the then Current Conversion Price per share of the Borrower Common Stock immediately prior to the issuance of such Additional Common Stock, or (ii) without consideration, then (in the case of either clause
(i) or (ii)), and thereafter successively upon each such issuance, the Current Conversion Price shall forthwith be reduced to a price equal to the price determined by multiplying such Current Conversion Price by a fraction, of which

               (1) the numerator shall be (i) the number of shares of the Borrower Common Stock outstanding when the then Current Conversion Price became effective plus (ii) the number of shares of the Borrower Common Stock which the aggregate amount of consideration, if any, received by Borrower upon all issuances of the Borrower Common Stock, since the Current Conversion Price became effective (including the consideration, if any, received for such Additional Common Stock) would purchase at the then Current Conversion Price per share of the Borrower Common Stock, and

               (2) the denominator shall be (i) the number of shares of the Borrower Common Stock outstanding when the Current Conversion Price became effective plus (ii) the number of shares of the Borrower Common

          Stock issued since the Current Conversion Price became effective (including the number of shares of such Additional Common Stock.

     provided, however, that such adjustment shall be made only if such adjustment results in a Current Conversion Price less than the Current
     Conversion Price in effect immediately prior to the issuance of such Additional Common Stock. Borrower may, but shall not be required to, make any adjustment of the Current Conversion Price if the amount of such adjustment shall be less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time of (and together with) the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of the Current Conversion Price immediately prior to such adjustment.

          D. Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in Section 10.04.C hereof, the following provisions shall also be applicable:

               (i) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received by Borrower therefor shall be deemed to be the net cash proceeds received by Borrower for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by Borrower for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

               (ii) Non-Cash Consideration. In case of the issuance of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, (A) if value of Additional Common Stock to be issued for such consideration is less than Fifty Thousand Dollars ($50,000), the amount of the consideration other than cash so received or to be received by Borrower shall be deemed to be the value of such consideration at the time of its receipt by Borrower as determined in good faith by the Board of Directors of Borrower, and (B) if value of Additional Common Stock to be issued for such consideration is equal to or greater than Fifty Thousand Dollars ($50,000), the amount of the consideration other than cash so received or to be received by Borrower shall be deemed to be the value of such consideration at the time of its receipt by Borrower as determined in good faith by an independent appraiser approved by the Lender; provided, however, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of Borrower (or where such obligations are otherwise converted into shares of the Borrower Common Stock), the value of the non-cash consideration shall be deemed to be the principal and unpaid interest amount of the obligations canceled, surrendered, satisfied, exchanged or converted. If Borrower receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported sale price, standard settlement) as of the close of the day immediately preceding the date of its receipt by Borrower.

               (iii) Options, Warrants, Convertibles, Etc. In case of the issuance, whether by distribution or sale to holders of Borrower Common Stock or to others, by Borrower of (i) any security that is convertible into Borrower Common Stock or (ii) any rights, options or warrants to purchase the Borrower Common Stock (except as stated in Section 10.04.E hereof), if inclusion thereof in calculating adjustments under this Section 10.04 would result in a Current Conversion Price lower than if excluded, Borrower shall be deemed to have issued, for the consideration described below, the number of shares of the Borrower Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Borrower Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be
Additional Common Stock for purposes of Section 10.04.C hereof). The consideration deemed to be received by the Borrower at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Section 10.04.D(i) and (ii) hereof after deducting any commissions or other expenses paid or incurred by Borrower for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by Borrower in connection with such conversion or, as applicable, (y) the aggregate price at which shares of the Borrower Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the market value of the subject Borrower Common Stock an aggregate option price bearing the same relation to the market value of the subject Borrower Common Stock at the time such rights, options or warrants were granted). If, subsequently, such convertible security, rights, options or warrants is converted or exercised or the Term Loans/Commitment is converted hereunder (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the Current Conversion Price under Section 10.04.C hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such exercise or conversion but giving effect to such changes (but any such recalculation shall not result in the Current Conversion Price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the Conversion Price hereunder shall be readjusted (up or down as the case may be) to such Current Conversion Price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Borrower Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or Conversion Prices (but any such recalculation shall not result in the Current Conversion Price being higher than that which would be calculated without regard to such issuance).

               (iv) Number of Shares Outstanding. The number of shares of the Borrower Common Stock has at the time outstanding shall exclude all shares of the Borrower Common Stock then owned or held by or for the account of Borrower but shall include the aggregate number of shares of Borrower Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 10.04.D(iii) and 10.04.E hereof; provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Borrower Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

          E. Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the Current Conversion Price under Section 10.04.C hereof shall be made as a result of or in connection with:

               (i)  the  issuance   of   Shares  upon  conversion   of  the Term
Loans/Commitment;

               (ii) the issuance of Borrower Common Stock to officers and employees of Borrower or any Subsidiary, or the grant to or exercise by any such persons of options to purchase Borrower Common Stock, all pursuant to the

Borrower's stock option and stock purchase plans described on Schedule 10.04.E hereto; or

               (iii) the issuance of Borrower Common Stock pursuant to any convertible securities described on Schedule 10.04.E hereto.

To the extent that the issuance (or deemed issuance) of Borrower Common Stock shall not result in any adjustment of the Current Conversion Price pursuant to the provisions of this Section 10.04.E then such Borrower Common Stock shall not be taken into account for purposes of determining any adjustment under clause
(B) of Section 10.04.C hereof.

          F. Officer's Certification. Whenever the Current Conversion Price is adjusted as provided in this Section 10.04, Borrower will promptly deliver to Lender a certificate of its Chief Accounting Officer or Chief Financial Officer setting forth the Current Conversion Price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment. Upon the request of Lender, Borrower shall promptly (in any event, within thirty (30) days of such request) obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of Borrower (who may be the regular auditors of Borrower) (the "Accountant Certificate") setting forth the Current Conversion Price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to Lender a copy of such Accountant Certificate. The determination set forth in the Accountant Certificate shall be final and binding on both parties. If there is no change in the amount of the original proposed adjustment or if the change (whether increased or decreased) is less than five percent (5%) of the original proposed adjustment, the cost of such Accountant Certificate shall be for the account of Lender. In all other events, the cost of such Accountant Certificate shall be for the account of Borrower.

          G. Antidilution Adjustments under other Securities. Without limiting any other rights available hereunder to Lender, if there is an antidilution adjustment (x) under any security which is convertible into Borrower Common Stock whether issued prior to or after the date hereof or (y) under any right, option or warrant to purchase Borrower Common Stock whether issued prior to or after the date hereof which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant or results in an increase in the number of shares obtainable under such security, right, option or warrant, then an adjustment


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

shall be made under this Section 10.04.G to the Current Conversion Price hereunder. Any such adjustment under this Section 10.04.G shall be whichever of the following results in a lower Current Conversion Price: (A) a reduction in the Current Conversion Price equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant or (B) a reduction in the Current Conversion Price which will result in the same percentage increase in the number of Shares available under this Article X as the percentage increase in the number of shares available under such security, right, option or warrant. Any such adjustment under this Section 10.04.G shall only be made if it would result in a lower Current Conversion Price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this Article X as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or (y) above (and if any such adjustment is so made under this Section 10.04.G, then such other antidilution adjustment otherwise required under this Article X shall not be made as a result of such event or circumstance).

          H. Other Adjustments. In case any event shall occur as to which any of the provisions of this Section 10.04 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented hereby in accordance with the essential intent and principles of this Section 10.04, then, in each such case, Borrower shall make an adjustment consistent with the intent and principles of this Section 10.04, provided, however, that any such adjustment under this Section 10.04.H shall only be made if it would result in a lower Current Conversion Price. Upon the request of Lender, Borrower shall promptly (in any event, within thirty (30) days of such request) appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of Borrower (who may be the regular auditors of Borrower), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 10.04, necessary to preserve, without dilution, the conversion rights represented hereby. Upon receipt of such opinion, Borrower will promptly mail copies thereof to Lender and shall make the adjustments described therein. If there is no change in the amount of the original proposed adjustment or if the change (whether increased or decreased) is less than five percent (5%) of the original proposed adjustment, the cost of such opinion shall be for the account of Lender. In all other events, the cost of such Accountant Certificate shall be for the account of Borrower.

          I. Meaning of "Issuance". References in this Agreement to "issuances" of stock by Borrower include issuances by Borrower of previously unissued



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

shares and issuances or other transfers by Borrower of treasury stock not specifically identified on Schedule 10.04(E).

     SECTION 10.05. Issuer's Consolidation or Merger.

          Without limiting Section 5.02 hereof, if Borrower shall at any time consolidate with or merge into another corporation (where Borrower is not the continuing corporation after such merger or consolidation), or Borrower shall sell, transfer or lease all or substantially all of its assets, or Borrower shall change its Shares into property other than capital stock, then, in any such case, Lender shall thereupon (and thereafter) be entitled to receive, upon the conversion of the Term loans/Commitment, the securities or other property to which (and upon the same terms and with the same rights as) Lender would have been entitled if such conversion had occurred immediately prior to such consolidation or merger, such sale of assets or such change (with any record date requirement being deemed to have been satisfied), and such conversion rights shall thereafter continue to be subject to further adjustments under this
Article X. Borrower shall take such steps in connection with such consolidation or merger, such sale of assets or such change as may be necessary to assure Lender that the provisions hereof shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the conversion of the Term Loans/Commitment, including obtaining a written obligation to supply such securities or property upon such conversion and to be so bound hereby.

     SECTION 10.06. Notice to Lender.

          In case at any time

          (i) Borrower shall take any action which would require an adjustment in the Current Conversion Price pursuant to Section 10.04.A, C or G; or

          (ii) Borrower shall authorize the granting to the holders of Borrower Common Stock of any Distributions on Common Stock as set forth in Section 10.04.B; or

          (iii) there shall be any reorganization, reclassification or change of Borrower Common Stock, or any consolidation or merger to which Borrower is a party and for which approval of any stockholders of Borrower is required, or any sale, transfer or lease of all or substantially all of the assets of Borrower; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Borrower;

then, in any one or more of such cases, Borrower shall give written notice to Lender, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the Current Conversion Price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Term Loans/Commitment. Such notice shall also specify any date as of which the holders of Borrower Common Stock of record shall be entitled to exchange their Borrower Common Stock for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

                                   ARTICLE XI
                            REPRESENTATIONS OF LENDER

     SECTION 11.01. Representations of Lender. Lender hereby represents and warrants to Borrower as follows:

          A. Lender is an Accredited Investor as defined under the Securities Act of 1933, as amended (the "Act"). Lender has been provided with and reviewed the SEC Filings and has made its own independent due diligence investigation of Borrower; provided, however, that such investigation shall not impact in any manner Borrower's responsibility for the representations and warranties made hereunder. Lender is qualified to analyze the merits of an investment in Borrower.

          B. Lender acknowledges that the Term Loans and any Shares received by it upon conversion of the Term Loans and/or Commitments have not been registered under the Act and may not be transferred, assigned or resold unless registered pursuant to the Act or pursuant to an exemption under the Act; provided, however, that the foregoing shall not impact in any manner Borrower's obligations under the Act.

          C. Lender has entered into this Agreement, issued the Commitments to make the Term Loans and acquired the Conversion rights hereunder without a view towards sale or distribution thereof; provided, however, that, as set forth in
Section 8.03 hereof, the distribution of any Shares acquired after Conversion of the Term Loans and/or Commitments shall be in the sole control and discretion of Lender.

          D. On each date of Conversion of the Term Loans and/or Commitments pursuant to Article X hereof, the representations and warranties of Lender contained in this Article XI shall be deemed repeated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       COVOL TECHNOLOGIES, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       PACIFICORP FINANCIAL SERVICES, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                 Exhibit 1.01.TN


                                 PROMISSORY NOTE


U.S. $5,000,0000                                      Dated as of March 20, 1997
or such amount thereof
as has been advanced

          FOR VALUE RECEIVED, the undersigned, COVOL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), PROMISES TO PAY to the order of PACIFICORP FINANCIAL SERVICES, INC., an Oregon corporation ("Lender"), the principal amount of Five Million Dollars ($5,000,000), or such amount thereof as has been advanced, together with interest thereon at the Interest Rate (as hereinafter defined) (collectively, the "Term Loan") from the date hereof until paid in full, all in accordance with the terms of the Loan Agreement (as hereinafter defined) and this Note.

          For purposes of this Note, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

          "Default  Interest Rate" means a rate per annum equal to the lesser of
(a) the highest rate allowed by law, or (b) the sum of the Interest Rate plus three percent (3%).

          "Interest Rate" means, for any day, a rate per annum equal to the lesser of (a) the highest rate allowed by law, or (b) the sum of (i) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "prime rate" and (ii) two percent (2%) per annum.

          "Loan Agreement" means the Loan and Security Agreement dated as of even date herewith by and between Borrower and Lender, as the same may be amended, supplemented or otherwise modified from time to time.

          Borrower shall pay interest on the unpaid principal balance of this Note from the date hereof until the repayment in full thereof at the Interest Rate. Interest shall be calculated based on a 365/366-day year and the actual number of days elapsed, and shall be compounded monthly. Principal and accrued and unpaid interest thereon, shall be due and payable on the Termination Date, or on such earlier date as such sum shall become due and payable hereunder or under the Loan Documents by virtue of acceleration in accordance with the provisions hereof or of the Loan Agreement.

          In no contingency or event whatsoever shall the rate or amount of interest paid by the Borrower under this Note exceed the maximum amount permissible under the law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines that Lender has received interest under this Note in excess of the maximum amount permitted by such law (i) Lender shall apply such excess to any unpaid principal owed by Borrower to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrower and (ii) the provisions of this Note shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrower which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, spread and allocated throughout the full term of such indebtedness until the indebtedness is paid in full.

          Both principal and interest are payable in United States Dollars in immediately available funds. All principal, interest and late charges shall be paid to Lender pursuant to the payment provisions in the Loan Agreement.

          The terms and provisions of the Loan Agreement are hereby incorporated herein by this reference, and reference is made to the Loan Agreement for the basic terms of the Term Loan. The Loan Agreement, among other things, contains provisions for (i) acceleration of the maturity hereof upon the happening of certain stated events and (ii) prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, which prepayments shall be applied by Lender to payment of principal on the Term Loan in inverse order of maturity.

          Time is of the essence hereof, and upon the occurrence of an Event of Default then this Note and any note(s) or other instrument(s) that may be taken in renewal or extension of all or any part of the indebtedness evidenced hereby or in replacement of this Note shall, at Lender's option, become immediately due and payable without any further presentment, demand, protest or notice of any kind, and thereafter interest shall continue to accrue at the Default Interest Rate.

          Furthermore, upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies granted to Lender under the Loan Agreement and under all other Loan Documents, and notwithstanding anything to the contrary contained herein, any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Default Interest Rate from the date due until paid.

          This Note shall bind and inure to the benefit of the Lender's successors and permitted assigns; provided, however, that Lender may not assign this Note without Borrower's prior written consent, and any prohibited assignment shall be absolutely void; provided, further, that such prohibition on assignment shall in no event apply to the assignment by Lender of all or any portion of its rights hereunder after the occurrence of an Event of Default.

          Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Oregon in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as Lender may consent thereto in writing duly signed by Lender or its authorized agent. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Note is secured by the Collateral under the terms of the Loan Agreement and is subject to the terms and conditions and entitled to the benefits of the Loan Agreement and the other Loan Documents.

          This Note shall be binding upon and inure to the benefit of the Lender and its respective heirs, executors, administrators, personal representatives and permitted successors and assigns.

          WAIVER OF JURY TRIAL: THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THE TRANSACTION DOCUMENTS, THE DEBTOR-CREDITOR RELATIONSHIP OF BORROWER AND LENDER OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first above written.

                                       COVOL TECHNOLOGIES, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------